UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Newmont Mining Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Newmont Mining Corporation 1700 Lincoln Street Denver, CO 80203 USA

Notice of 2006 Annual Meeting of Stockholders

To the Holders of Newmont Mining Corporation Common Stock:

To the Holders of Newmont Mining Corporation of Canada Limited Exchangeable Shares:

To the Holders of Newmont Mining Corporation CHESS Depository Interests:

Notice is hereby given that the Annual Meeting of Stockholders of Newmont Mining Corporation will be held at 1:00 p.m., local time, on Tuesday, April 25, 2006, in the Hershner Room, 1700 Lincoln Street, Denver, Colorado, USA, to:

1.	Elect directors;

2.	Ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Newmont’s independent auditors for 2006;

3.	Consider and act upon a stockholder proposal regarding Independent Board Chairman, as set forth in the accompanying Proxy Statement, if introduced at the meeting; and

4.	Transact such other business that may properly come before the meeting.

All stockholders are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person, please mark, sign and date the enclosed proxy card or voting instruction form and return it promptly in the enclosed envelope. In certain instances, you can vote over the telephone or Internet as described on the enclosed proxy card or voting instruction form. Your vote is important so that your shares will be represented and voted at the meeting even if you cannot attend.

By Order of the Board of Directors

SHARON E. THOMAS

Vice President and Secretary

March 13, 2006

YOUR VOTE IS IMPORTANT

2006 Proxy Statement

PROXY STATEMENT

General Information

This proxy statement is furnished to holders of Newmont Mining Corporation common stock, Newmont Mining Corporation of Canada Limited exchangeable shares, and Newmont Mining Corporation CHESS Depository Interests in connection with the solicitation of proxies on behalf of the Board of Directors of Newmont Mining Corporation (“Newmont” or the “Company”) to be voted at the Annual Meeting of Stockholders of Newmont on April 25, 2006. Stockholders of record at the close of business on March 1, 2006 are entitled to notice of and to vote at the meeting and at all adjournments.

Stockholders Entitled to Vote.

The holders of record of the following securities at the close of business on March 1, 2006 (the “Record Date”) are entitled to vote at Newmont’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 25, 2006:

•	common stock of the Company, par value $1.60 per share (the “Newmont Common Stock”), of which there were 417,531,783 shares outstanding as of the Record Date (including shares represented by the Newmont CHESS Depository Interests (“CDIs”) referred to below);

•	exchangeable shares of Newmont Mining Corporation of Canada Limited, a Canadian corporation (“Newmont Canada”), of which there were 31,145,915 shares (the “Newmont Exchangeable Shares”) as of the Record Date entitled to vote pursuant to the terms of the Newmont Special Voting Stock described below; and

•	CDIs, of which there were 48,764,733 outstanding as of the Record Date, which vote on a ten-for-one basis.

Voting Your Shares.

Newmont Common Stock. Each share of Newmont Common Stock that you own entitles you to one vote. Your proxy card shows the number of shares of Newmont Common Stock that you own.

•	You may vote your shares by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy” (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Newmont Board of Directors.

•	You may vote by telephone or by the Internet by following instructions that are included with your proxy card. If you vote by telephone or the Internet, you do not need to return your proxy card.

•	You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. However, if your stock is held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. This is the only way we can be sure that the broker, bank or other nominee has not already voted your shares on your behalf.

Newmont Exchangeable Shares. Each Newmont Exchangeable Share that you own has economic rights (such as the right to receive dividends and other distributions) that are, as nearly as practicable, equivalent to those of shares of Newmont Common Stock. Holders of Newmont Exchangeable Shares have a right through a Voting and Exchange Trust Agreement (the “Voting Agreement”) to vote at stockholders’ meetings of the Company. The Newmont Exchangeable Shares, however, are not shares issued by Newmont and, therefore, a holder of Exchangeable Shares is not a registered stockholder of Newmont, but is a registered shareholder of Newmont Canada. The Newmont Exchangeable Shares are exchangeable at the option of the holders into Newmont Common Stock on a one-for-one basis.

There are two ways to vote your Newmont Exchangeable Shares.

•	You may vote by signing and returning the enclosed Voting Instruction Form. This form permits you to instruct Computershare Investor Services Inc., as trustee under the Voting Agreement (the “Trustee”), to vote at the Annual Meeting. The Trustee holds one share of special voting stock of the Company (the “Newmont Special Voting Stock”) that is entitled to vote on all matters on which the shares of Newmont Common Stock vote. The share of Newmont Special Voting Stock has a number of votes in respect to the Annual Meeting equal to the lesser of (a) the number of Newmont Exchangeable Shares outstanding on the Record Date (other than Newmont Exchangeable Shares held by Newmont or its affiliates) or (b) 10% of the total number of votes attaching to the Newmont Common Stock then outstanding. Based upon the foregoing, the Trustee will be entitled to cast up to 31,145,915 votes at the Annual Meeting. The Trustee must receive your voting instructions by 5:00 p.m. in Toronto, Ontario, Canada, on April 24, 2006. This will give the Trustee time to tabulate the voting instructions and vote on your behalf. The Trustee will exercise each vote attached to the Newmont Special Voting Stock only on the basis of instructions received from the relevant holders of Newmont Exchangeable Shares. In the absence of instructions from a holder as to voting, the Trustee will not have any voting rights with respect to such Newmont Exchangeable Shares.

•	You may attend the Annual Meeting and vote in person. As a holder of Newmont Exchangeable Shares, you may attend the Annual Meeting in person to vote directly the number of votes to which you are entitled. Please refer to the Notice to Exchangeable Shareholders and Voting Instruction Form enclosed with this proxy material for additional instructions on voting at the meeting.

Newmont CDIs. The Newmont CDIs are units of beneficial ownership in Newmont Common Stock held by CHESS Depository Nominees Pty Ltd (ACN 071 346 506) (“CDN”), a wholly-owned subsidiary of the Australian Stock Exchange Limited (ACN 008 624 691). References to Newmont Mining Corporation for purposes of Australian equity holders are to “Newmont Mining Corporation ARBN 099 065 997, organized in Delaware with limited liability,” and principally regulated in accordance with the laws and rules of Delaware. Since July 1, 2002, Newmont CDIs have traded on the Australian Stock Exchange (“ASX”) as a Foreign Exempt Listing granted by the ASX, which provides an ancillary trading facility to the Company’s primary listing on the New York Stock Exchange. Newmont CDIs entitle holders to dividends and other rights economically equivalent to Newmont Common Stock on a ten-for-one basis. CDN, as the stockholder of record (or its proxy or substitute), will vote the underlying shares of Newmont Common Stock in accordance with the directions of the CDI holders. Your CDI Voting Instruction Form shows the number of Newmont CDIs that you own.

•	You may vote by signing and returning the enclosed CDI Voting Instruction Form. Newmont has appointed National Shareholder Services Pty Ltd in Adelaide, South Australia, Australia, as its agent with respect to the collection and processing of voting instructions from Newmont CDI holders. The enclosed CDI Voting Instruction Form permits you to instruct National Shareholder Services to vote your Newmont CDIs on your behalf. National Shareholder Services must receive your voting instructions by 5:00 p.m., Adelaide time, on April 21, 2006, to give them enough time to tabulate the voting instructions on your behalf.

•	You may attend the Annual Meeting; however, to vote your shares, please use the enclosed CDI Voting Instruction Form as described above.

Revocation of Proxy or Voting Instruction Form.

Revocation of Newmont Common Stock Proxy. A stockholder who executes a proxy may revoke it by delivering to the Secretary of the Company, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy, or attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Written notice revoking a proxy should be sent to the attention of the Secretary, 1700 Lincoln Street, Denver, Colorado 80203. A stockholder may substitute another person in place of those persons presently named as proxies.

Revocation of Exchangeable Shares Voting Instruction Form. A registered holder of Newmont Exchangeable Shares who has submitted a Voting Instruction Form may revoke the Voting Instruction Form by completing and signing a Voting Instruction Form bearing a later date and depositing it with the Trustee. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on April 24, 2006.

A non-registered holder of Newmont Exchangeable Shares may revoke a Voting Instruction Form at any time by written notice to the intermediary, except that an intermediary is not required to act on a revocation of a Voting Instruction Form that is not received by the intermediary at least ten days prior to the Annual Meeting.

Revocation of Newmont CDI Voting Instruction Form. A holder of Newmont CDIs who has completed and returned a CDI Voting Instruction Form (in the manner described above) may revoke the directions to CDN contained therein by delivering to National Shareholder Services, 100 Hutt Street, Adelaide 5000, South Australia, Australia, no later than April 21, 2006, a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

Quorum, Tabulation and Broker Non-Votes and Abstentions.

Quorum. The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of capital stock of the Company” include all shares of Newmont Common Stock (including shares represented by Newmont CDIs) and the maximum number of shares of Newmont Common Stock that the Trustee of the Newmont Exchangeable Shares is entitled to vote at the Annual Meeting.

Tabulating Votes. Votes at the Annual Meeting will be tabulated by two inspectors of election who will be appointed by the Chairman of the meeting and who will not be candidates for election to the Board of Directors. The inspectors of election will treat shares of capital stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Broker Non-Votes and Abstentions. Abstentions and broker “non-votes” as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Abstentions have the same effect as votes against proposals presented to stockholders. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

Votes Required to Approve the Proposals.

Election of Directors. Directors will be elected by a favorable vote of a plurality (meaning the largest number of votes cast) of those shares of capital stock present and entitled to vote, in person or by proxy, at the Annual Meeting. A stockholder may withhold votes from any or all nominees.

Ratify PricewaterhouseCoopers LLP as the Company’s Independent Auditors for 2006. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2006.

Other Items. If any other items are presented at the Annual Meeting, they must receive an affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, in order to be approved.

Solicitation Costs.

The enclosed proxy and/or Voting Instruction Form is solicited by the Board of Directors of the Company. This proxy material will be mailed to the holders of Newmont Common Stock, Newmont CDIs and Newmont Exchangeable Shares on or about March 24, 2006. In addition to solicitation by mail, solicitation of proxies and Voting Instruction Forms may be made by certain officers and employees of the Company by mail, telephone or in person. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of brokers, banks, intermediaries and other institutional holders in the United States and Canada for a fee of US$14,000. All costs of the solicitation of proxies will be borne by the Company. The Company also will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of Newmont Common Stock, Newmont CDIs and Newmont Exchangeable Shares.

Notes to Participants in Employee Retirement Savings Plans.

Participants in the Retirement Savings Plan of Newmont and Retirement Savings Plan for Hourly-Rated Employees of Newmont. If you are a participant in the Retirement Savings Plan of Newmont or Retirement Savings Plan for Hourly-Rated Employees of Newmont (the “Retirement Savings Plans”) and hold Newmont Common Stock in the Retirement Savings Plans, shares of Newmont Common Stock which are held for you under the Retirement Savings Plans, as applicable, may be voted through the proxy card accompanying this mailing. The Retirement Savings Plans are administered by The Vanguard Group, as trustee. The trustee, as the stockholder of record of the Newmont Common Stock held in the Retirement Savings Plans, will vote the shares held for you in accordance with the directions you give on the enclosed proxy card, provided that you return the proxy card duly signed and dated to the address indicated on the enclosed envelope. If the proxy cards representing shares of Newmont Common Stock held under the Retirement Savings Plans are not returned duly signed and dated, the Trustee will vote the shares in the same proportion as it votes shares as to which directions have been received.

Participants in the Canadian Employee Share Savings Program. If you are a participant in the Employee Share Savings Program, a non-registered Canadian Savings Plan (“Savings Plan”), shares of Newmont Common Stock that are held for you under this Savings Plan may be voted through the proxy card accompanying this mailing. The Savings Plan is administered by Sun Life Financial (“Sun Life”). Sun Life, as the stockholder of record of the Newmont Common Stock held in the Savings Plan, will vote the shares held for you in accordance with the directions you give on the enclosed proxy card, provided that you return the proxy card duly signed and dated to the address indicated on the enclosed envelope. If a proxy card representing shares of Newmont Common Stock held under the Savings Plan is not returned duly signed and dated, your shares will not be voted.

Stockholder Proposals for 2007 Annual Meeting.

For a stockholder proposal, including a proposal for the election of a director, to be included in the proxy statement and form of proxy for the 2007 Annual Meeting, the proposal must have been received by us at our principal executive offices no later than November 27, 2006. Proposals should be sent to the attention of the Secretary of the Company at 1700 Lincoln Street, Denver, Colorado 80203 USA. We are not required to include in our proxy statement and form of proxy a stockholder proposal that was received after that date or otherwise fails to meet the requirements for stockholder proposals established by regulations of the United States Securities and Exchange Commission.

In addition, under our bylaws, stockholders must give advance notice of nominations for a director or other business to be addressed at the 2007 Annual Meeting no later than the close of business on February 26, 2007. The advance notice must have been delivered to the attention of the Secretary of the Company at 1700 Lincoln Street, Denver, Colorado 80203 USA.

Proposal No. 1—Election of Directors

Nominees.

Each of the 14 persons named below is a nominee for election as a director at the Annual Meeting for a term of one year or until his/her successor is elected and qualifies. Unless authority is withheld, the proxies will be voted for the election of such nominees. All such nominees are currently serving as directors of the Company. All such nominees were elected to the Board of Directors at the last Annual Meeting, except for Noreen Doyle and Veronica M. Hagen who were elected to the Board of Directors on October 26, 2005. If any such nominee cannot be a candidate for election at the Annual Meeting, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election of only the remaining nominees.

The following table sets forth information as to each nominee for election, including his or her age (as of the Record Date), background and principal occupations, including public company directorships:

Nominee	Director Since
GLEN A. BARTON (66) Retired Chairman and Chief Executive Officer of Caterpillar Inc., having served in that position from 1999 to 2004. Vice Chairman thereof from 1998 to 1999 and Group President from 1990 to 1998. Director of Inco Limited and Valmont Industries, Inc.	2001
VINCENT A. CALARCO (63) Retired Chairman of Crompton Corporation, a specialty chemical company, having served in that position from 1996 to 2004. President and Chief Executive Officer thereof from 1985 to 2004. Director of Consolidated Edison, Inc.	2000
NOREEN DOYLE (56) Retired First Vice President of the European Development Bank for Reconstruction and Development, having served in that position from 2001 to 2005, and in other executive positions with the European Development Bank for Reconstruction and Development since 1992. Director of Credit Suisse and QinetiQ.	2005
VERONICA M. HAGEN (60) President and Chief Executive Officer of Sappi Fine Paper North America since 2004. Executive positions with Aluminum Company of America since 1998, including Vice President and Chief Customer Officer from 2003 to 2004 and Vice President, Alcoa North American Extrusions from 2001 to 2003. Director of Jacuzzi Brands, Inc.	2005
MICHAEL S. HAMSON (65) Chairman, Hamson Consultants Pty Ltd, a consulting company, since 1987; Joint Chairman and Chief Executive Officer of McIntosh Hamson Hoare Govett Limited (now Merrill Lynch Australia) from 1972 to 1986 and Director and Deputy Chairman of Normandy Mining Limited from 1987 to 2002. Director of Genesis Emerging Markets Ltd.	2002
LEO I. HIGDON, JR. (59) President of College of Charleston since 2001, President of Babson College from 1997 to 2001 and Dean and Charles C. Abbott Professor of the Darden Graduate School of Business Administration at the University of Virginia from 1993 to 1997. Director of Crompton Corporation, Eaton Vance Corp. and HealthSouth Corporation.	1995
PIERRE LASSONDE (58) President of Newmont since 2002, Co-Chief Executive Officer of Franco-Nevada Mining Corporation Limited from 1999 to 2002 and President thereof from 1982 to 2002, President and Chief Executive Officer of Euro-Nevada Mining Corporation Limited from 1985 to 1999 and Director of Normandy Mining Limited from 2001 to 2002. Director of Enghouse Systems Limited.	2002

Nominee	Director Since
ROBERT J. MILLER (60) Principal of Dutko Worldwide, a public policy company, since July 2005. Partner at Jones Vargas, a law firm, from 1999 to 2005; Partner at Miller and Behar Strategies since January 2003, and Governor of the State of Nevada from 1989 to 1999. Director of Zenith National Insurance Corp., International Game Technology and Wynn Resorts, Limited.	1999
WAYNE W. MURDY (61) Chairman of the Board of Newmont since 2002 and Chief Executive Officer since 2001, President thereof from 1999 to 2002, Executive Vice President and Chief Financial Officer from 1996 to 1999 and Senior Vice President and Chief Financial Officer from 1992 to 1996. Director of TransMontaigne, Inc. and Qwest Communications International Inc.	1999
ROBIN A. PLUMBRIDGE (70) Retired Chairman of Gold Fields of South Africa Limited, a natural resources company, having served in that position from 1980 to 1997, and Chief Executive Officer thereof from 1980 to 1995.	1983
JOHN B. PRESCOTT (65) Chairman of ASC Pty Ltd since 2000. Retired executive of The Broken Hill Proprietary Company Limited, a natural resources company, and Managing Director and Chief Executive Officer thereof from 1991 to 1998. Director of Normandy Mining Limited from 1999 to 2002.	2002
DONALD C. ROTH (62) Managing Partner of EMP Global LLC, an international private equity firm, since 1992. Member of Advisory Committee to the National Treasury Management Agency, Commissioner of Ireland’s National Pension Reserve Fund and Advisory Council member of the John Hopkins University Paul H. Nitze School of Advanced International Studies. Vice President and Treasurer of the World Bank from 1988 to 1992. Director of ISEQ® Exchange Traded Fund Public Limited Company.	2004
SEYMOUR SCHULICH (66) Chairman of Newmont Capital Limited(1) since 2002, Chairman and Co-Chief Executive Officer of Franco-Nevada Mining Corporation Limited from 1999 to 2002, Chairman and Chief Executive Officer of Franco-Nevada Mining Corporation Limited from 1982 to 1999, and Chairman of Euro-Nevada Mining Corporation Limited from 1985 to 1999. Director of BlackRock Ventures Inc.	2002
JAMES V. TARANIK (65) Director of the Mackey School of Earth Sciences and Engineering at the University of Nevada, Reno since January 2004. Dean of Mackey School of Mines at the University of Nevada, Reno, from February 2003 to January 2004. Regents Professor and Arthur Brant Chair of Geophysics; President and Chief Executive Officer Emeritus of Desert Research Institute, University and Community College System of Nevada, an environmental research organization, since 1998.	1986

(1)	A subsidiary of Newmont.

Board Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL OF THE FOREGOING NOMINEES AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXIES NAMED THEREON INTEND SO TO VOTE.

Independence of Directors.

Each of the nominees for election as director are independent of management and the Company, except for Mr. Murdy and Mr. Lassonde, who are officers of the Company, and Mr. Schulich, who is an officer of and a consultant for a subsidiary of the Company. The Board of Directors has determined that the members designated as “independent” have no relationship with the Company that may interfere with the exercise of their independence from management and the Company. In making the independence determination, the Board considered the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Among other factors, the Board considered current or previous employment with the Company, its auditors or their affiliates by the director or his/her immediate family members, ownership of voting securities of the Company, and material relationships with the Company. For each of the directors deemed to be independent, the Board has determined (a) that there is no relationship with the Company, (b) the relationship falls within the categorical standards described below, or (c) the relationship as disclosed is immaterial.

With respect to material relationships, the following relationships are not considered material for purposes of assessing independence, provided that no law, rule or regulation precludes a determination of independence: service as an officer, director, employee or trustee or greater than five percent beneficial ownership in (a) a supplier of goods or services to the Company if the annual sales to the Company are less than $1 million or two percent of the gross revenues or sales of the supplier, whichever is greater; (b) a lender to the Company if the total amount of the Company’s indebtedness to such lender is less than one percent of the total consolidated assets of the lender; (c) a charitable organization if the total amount of the Company’s total annual charitable contributions to the organization are less than $1 million or two percent of that organization’s total annual gross receipts (excluding any amounts received through the Company’s employee matching program for charitable contributions), whichever is greater; or (d) any relationship arising out of a transaction, or series of transactions, in which the amount involved is less than $60,000.

Dr. James V. Taranik is the director of the Mackey School of Earth Sciences and Engineering at University of Nevada, Reno. The Company donated $500,000 to the University of Nevada Foundation in 2005, for the benefit of mining education at the Mackey School of Earth Sciences and Engineering. Dr. Taranik is not a director, trustee or employee of the University of Nevada Foundation, and the Company’s donation to the Foundation constituted less than 2% of the Foundation’s charitable receipts in 2005. The Company’s donation reflects its strong interest in promoting mining education in Nevada, one of its core operating regions. The Board of Directors has considered these circumstances and determined that the donation does not constitute a material relationship with the Company that would affect independence.

Stock Ownership of Directors and Executive Officers.

As of March 1, 2006, the directors and executive officers of the Company as a group beneficially owned, in the aggregate, the following:

Directors and Executive Officers Beneficial Ownership of Newmont Common Stock (including Newmont CDIs) and Newmont Exchangeable Shares	9,075,748

Percentage of Voting Power of Outstanding Capital Stock	2.02%

Except as set forth below, no director or executive officer beneficially owned (a) more than 1% of the outstanding shares of Newmont Common Stock or Newmont Exchangeable Shares, or (b) shares with voting power in excess of 1% of the voting power of the outstanding capital stock of the Company. Each director and executive officer has sole voting power and dispositive power with respect to all shares beneficially owned by them, except as set forth below.

Messrs. Lassonde and Schulich beneficially owned 2,748,739 and 4,235,243 shares, respectively, of Newmont Exchangeable Shares, constituting in the aggregate 8.83% and 13.60%, respectively, of the outstanding Newmont Exchangeable Shares.

The following table sets forth the beneficial ownership of Newmont Common Stock, including shares in the form of Newmont CDIs and Newmont Exchangeable Shares, as of March 1, 2006 held by (a) each current director and nominee; (b) the Chief Executive Officer, each of the other four most highly compensated executive officers and David H. Francisco, who resigned as an executive officer during 2005 (the “Named Executive Officers”); and (c) all current directors and executive officers as a group. The address for each of the named individuals below is c/o Newmont Mining Corporation, 1700 Lincoln Street, Denver, Colorado 80203.

Name of Beneficial Owner	Shares Owned	Restricted Stock(2)	401(k) Plan(3)	Option Shares(4)	Beneficial Ownership Total
Non-Employee Directors(1)
Glen A. Barton	5,020	–0–	–0–	2,925	7,945
Vincent A. Calarco	5,989	–0–	–0–	–0–	5,989
Noreen Doyle	1,124	–0–	–0–	–0–	1,124
Veronica M. Hagen	1,124	–0–	–0–	–0–	1,124
Michael S. Hamson(5)	13,467	–0–	–0–	–0–	13,467
Leo I. Higdon, Jr.	9,563	–0–	–0–	–0–	9,563
Robert J. Miller	7,001	–0–	–0–	–0–	7,001
Robin A. Plumbridge	12,698	–0–	–0–	–0–	12,698
John B. Prescott(6)	5,324	–0–	–0–	–0–	5,324
Donald C. Roth	2,384	–0–	–0–	–0–	2,384
Seymour Schulich(7)	4,235,243	–0–	–0–	–0–	4,235,243
James V. Taranik	10,433	–0–	–0–	–0–	10,433

Named Executive Officers
Wayne W. Murdy	87,098	48,648	2,267	574,576	712,589
Pierre Lassonde(8)	2,471,936	25,143	–0–	251,660	2,748,739
Thomas L. Enos	18,808	9,450	1,867	41,014	71,139
Bruce D. Hansen	37,853	14,027	5,836	272,494	330,210
Richard T. O’Brien	–0–	9,803	82	–0–	9,885
David H. Francisco	4,723	17,421	6,042	218,162	246,384
All directors and executive officers as a group, including those named above (30 persons)	7,029,704	183,881	25,766	1,836,397	9,075,748

(1)	For 2005, director stock units were awarded to all non-employee directors under the 2005 Stock Incentive Plan, except Mr. Plumbridge who received Newmont Common Stock. The director stock units represent the right to receive shares of Newmont Common Stock and are immediately fully vested and non-forfeitable. The holders of director stock units do not have the right to vote the underlying shares; however, the director stock units accrue dividend equivalents during the period from the date of award until such shares are delivered. Upon retirement from the board of directors, the holder of director stock units is entitled to receive one share of Newmont Common Stock for each director stock unit.
(2)	Restricted shares of Newmont Common Stock and restricted stock units (“RSUs”) of Newmont were awarded under the Company’s 1999 Employees Stock Plan and the 2005 Stock Incentive Plan. Restricted stock can be voted, but is subject to forfeiture risk or other restrictions. RSUs are awarded to employees in certain foreign jurisdictions. Prior to vesting, a holder of RSUs does not have the right to vote the underlying shares or receive any dividends. The RSUs vest in three equal increments over three years. Upon vesting, the holder of RSUs is entitled to receive one share of Newmont Common Stock for each restricted stock unit.
(3)	Equivalent shares of Newmont Common Stock held by the trustee of the Company’s Retirement Savings Plan. Each participant in such plan instructs the trustee as to how the participant’s shares should be voted.
(4)	Shares of Newmont Common Stock that the directors or executive officers have the right to acquire through stock option exercises within 60 days after March 1, 2006.
(5)	Mr. Hamson’s ownership includes 97,434 Newmont CDIs representing beneficial ownership of 9,743 shares of Newmont Common Stock on a ten-for-one basis, 2,421 shares of Newmont Common Stock and 1,303 director stock units. See footnote 1 above for a description of director stock units. Mr. Hamson shares voting and investment power with respect to 48,000 Newmont CD’s (representing 4,800 shares of Newmont Common Stock on a ten-for-one basis) held through an Australian proprietary company, as trustee for the benefit of Mr. Hamson’s spouse.
(6)	Mr. Prescott’s ownership includes 1,600 shares of Newmont Common Stock held in trust for Mr. Prescott’s Superannuation Fund. Mr. Prescott’s spouse is also a director of the trust. Mr. Prescott shares voting and investment power with his spouse.
(7)	Mr. Schulich holds Newmont Exchangeable Shares that are exchangeable one-for-one for Newmont Common Stock.

(8)	Mr. Lassonde’s ownership includes 2,446,681 Newmont Exchangeable Shares that are exchangeable one-for-one for Newmont Common Stock. Mr. Lassonde is deemed to have shared voting and investment power with respect to 28,032 Newmont Exchangeable Shares held for the benefit of a family trust.

Stock Ownership of Certain Beneficial Owners.

The following table sets forth information with respect to each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities. The share information contained herein is based on filings with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	Common Stock	(1)	7.422%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	Common Stock	(2)	6.4%

(1)	As of December 31, 2005, FMR Corp. (“FMR”) beneficially owned 30,704,443 shares of Newmont Common Stock. FMR is a parent company and its report also covered interests owned or controlled by its affiliates. FMR reported sole power to vote 2,359,493 shares and sole power to dispose of 30,704,443 shares. It did not share power to vote or to dispose of any shares.
(2)	As of December 31, 2005, Capital Research and Management Company (“CRMC”) beneficially owned 26,420,000 shares of Newmont Common Stock. CRMC is an investment adviser under Section 203 of the Investment Advisers Act of 1940 that provides investment advisory services to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRMC reported that it had sole power to dispose of all such shares and sole voting power to vote 10,670,000 shares. It did not share power to vote or to dispose of any shares. It disclaimed beneficial ownership of all reported shares.

Directors Compensation.

Non-employee directors are entitled to receive the following annual compensation for their Board service:

Annual Retainer:	$50,000 for each Director
$15,000 for Lead Director
$15,000 for the Chairman of the Audit Committee
$ 5,000 for each Audit Committee Member
$ 5,000 for the Chairman of each Standing Committee, other than the Chairman of the Audit Committee

Attendance Fees:	$ 1,500 for each Board Meeting
$ 1,500 for each Board Committee Meeting

Stock Award:	$75,000 of Newmont Common Stock or director stock units each year under the 2005 Stock Incentive Plan. The fair market value is determined on the award date.

Charitable Gift Program:

$2,500 annual charitable contribution by Newmont made in the name of the Board member

$2,500 annual matching contribution to charitable organizations

$5,000 annual matching contribution to educational organizations

The annual cash retainer was increased from $40,000 to $50,000, and the annual stock award was increased from $50,000 to $75,000, as of November 1, 2005. The amount of the annual retainer for the lead director was increased from $5,000 to $15,000 as of February 24, 2006. The annual stock award is made on the first business day following election by the Board or re-election at the Company’s Annual Meeting, under the 2005 Stock Incentive Plan. Each non-employee director (except for Mr. Schulich) receives director stock units with respect to common stock of the Company having a fair market value of $75,000 as of the day following election. Each non-employee director (except for Mr. Schulich) may elect to receive the award in the form of the Company’s Common Stock, in lieu of director stock units, in respect of any year upon prior written notice. In 2005, non-employee directors received the following compensation:

2005 Non-Employee Directors Compensation.

Name	Annual Retainer	Attendance Fees	Committee Fees	Annual Stock Award		Other(1)	Total
Glen A. Barton	$51,660	$13,500	$16,500	$50,000		$820	$132,480
Vincent A. Calarco	46,660	13,500	9,000	50,000		1,620	120,780
Noreen Doyle	9,860	3,000	—	50,000		—	62,860
Veronica M. Hagen	8,900	—	1,500	50,000		—	60,400
Michael S. Hamson	46,660	13,500	9,000	50,000		10,469	129,629
Leo I. Higdon, Jr	51,660	13,500	16,500	50,000		1,210	132,870
Robert J. Miller	41,660	13,500	9,000	50,000		—	114,160
Robin A. Plumbridge	61,660	13,500	10,500	50,000		8,920	144,580
John B. Prescott	41,660	13,500	13,500	50,000		10,980	129,640
Donald C. Roth	41,660	13,500	12,000	50,000		2,160	119,320
Seymour Schulich	41,660	13,500	1,500	—	(2)	—	56,660
James V. Taranik	46,660	13,500	4,500	50,000		270	114,930

(1)	Airfare for travel of spouses to the meeting of the Board of Directors in July 2005.
(2)	See Agreements below.

Retirement. The Company’s retirement policy for non-employee directors provides that, except at the request of the Board of Directors, no non-employee director may stand for reelection to the Board of Directors after reaching age 72. Unless otherwise agreed in advance, employee directors retire from the Board of Directors when they retire from employment with the Company. The Company has no current retirement plan for non-employee directors, but certain non-employee directors serving on the Board have been grandfathered under the previous plan. On retirement from the Board of Directors at any time after attaining age 65, a non-employee director who was serving on the Board of Directors on January 27, 1999 and who is not entitled to a pension under the Company’s Pension Plan and who has served for at least ten consecutive years as a director of the Company is entitled to be paid an annual sum of $50,000 for life.

Agreements. As a director of the Company, Mr. Schulich is entitled to receive the annual cash retainer and attendance fees described above and to participate in the charitable gift program. Mr. Schulich also receives (a) $75,000 in cash per year for serving as the non-executive chairman of Newmont Capital Limited, a wholly-owned subsidiary of the Company (“Newmont Capital”), and (b) $250,000 in cash per year pursuant to a Consulting Agreement with Newmont Capital, entered into on April 1, 2002, as amended in 2004 and 2005 and expiring on March 31, 2008, under which he provides general merchant banking advice and guidance. Mr. Schulich is entitled to a payment of $750,000 upon termination of the Consulting Agreement by either party. In recognition of Mr. Schulich’s contributions in connection with the Corporation’s successful investments during 2005, the Board of Directors awarded him a special bonus of $250,000 under the terms of his Consulting Agreement. Mr. Schulich does not participate in the 2005 Stock Incentive Plan.

Wayne W. Murdy, Chairman and Chief Executive Officer, is a party to a letter agreement and Change of Control Employment Agreement. See Executive Agreements and Change of Control Employment Agreements on page 18 for a description of these agreements.

Pierre Lassonde, President of the Company and a director, entered into an Employment Agreement with a wholly-owned subsidiary of the Company on February 16, 2002. See Executive Agreements on page 18 for a description of Mr. Lassonde’s Agreement.

Committees of the Board of Directors and Attendance.

Attendance at Meetings. During 2005, the Board of Directors held nine meetings. Each incumbent director attended 75% or more of all meetings of the Board of Directors and committees of the Board of Directors on which he or she served for the period during which he or she was a member, other than Veronica M. Hagen, who was elected on October 26, 2005 and was absent for two special telephone meetings during her two-month tenure as a result of prior business commitments. It is the policy and practice of the Company that all nominees for election at the Annual Meeting of Stockholders attend the meeting. All of the nominees for election to the board attended the 2005 Annual Meeting of Stockholders held on April 27, 2005.

Board Committees. The Board of Directors has, in addition to other committees, Audit, Compensation and Management Development, Corporate Governance and Nominating and Environmental, Health and Safety Committees. All members of these four committees are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The current members of these committees are:

Audit Committee	Compensation and Management Development Committee	Corporate Governance and Nominating Committee	Environmental, Health and Safety Committee
Robin A. Plumbridge, Chairman	Glen A. Barton, Chairman	Leo I. Higdon, Jr., Chairman	James V. Taranik, Chairman
Vincent A. Calarco	John B. Prescott	Glen A. Barton	Veronica M. Hagen
Noreen Doyle	Donald C. Roth	Robert J. Miller	Robert J. Miller
Michael S. Hamson		Donald C. Roth	John B. Prescott
Leo I. Higdon, Jr.

Audit Committee. The Audit Committee, consisting entirely of independent directors, assists the Board of Directors in its oversight of the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements and corporate policies and controls. The Audit Committee has the sole authority to retain and terminate the Company’s independent auditors, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by the Company’s independent auditors. The Audit Committee is responsible for confirming the independence and objectivity of the independent auditors. The Audit Committee is also responsible for preparation of the annual report of the audit committee for public disclosure in the Company’s proxy statement. Unrestricted access to the Audit Committee is given to the Company’s independent auditors, the Vice President and Controller and the Group Executive of Internal Audit. During 2005, the Audit Committee held six meetings.

The Board of Directors has determined that each of the members of the Audit Committee is an Audit Committee Financial Expert, as a result of their knowledge, abilities, education and experience.

Compensation and Management Development Committee. The Compensation and Management Development Committee, consisting entirely of independent directors, is responsible for discharging the responsibilities of the Board of Directors relating to management development and compensation of the Company’s directors, Chief Executive Officer and other executive officers. The Compensation and Management Development Committee is also responsible for the annual report on executive compensation for public disclosure in the Company’s proxy statement. During 2005, the Compensation and Management Development Committee held seven meetings.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, consisting entirely of independent directors, proposes to the Board of Directors slates of directors to be recommended for election at the Annual Meeting of Stockholders (and any directors to be elected by the Board of Directors to fill vacancies) and slates of officers to be elected by the Company’s Board of Directors. It also advises the Board of Directors on various corporate governance issues, and leads the Board of Directors in its annual review of the Board’s performance. During 2005, the Corporate Governance and Nominating Committee held four meetings.

Environmental, Health and Safety Committee. The Environmental, Health and Safety Committee, consisting entirely of independent directors, assists the Board of Directors in its oversight of environmental, health and safety issues, the Company’s policies, processes, standards and procedures designed to accomplish the Company’s goals and objectives relating to environmental, health and safety issues and management of risk related to environmental, health and safety issues. During 2005, the Environmental, Health and Safety Committee held two meetings.

Corporate Governance.

Corporate Governance Guidelines and Charters. The Company has adopted Corporate Governance Guidelines that outline important policies and practices regarding the governance of the Company. In addition, each of the Audit, Compensation and Management Development, and Corporate Governance and Nominating Committees has adopted a charter outlining responsibilities and operations. The Corporate Governance Guidelines and the charters are available at www.newmont.com under the Investor Information section and are available in print upon request to the Investor Relations Department, Newmont Mining Corporation, 1700 Lincoln Street, Denver, Colorado 80203.

Lead Director. The Board of Directors has elected a lead, independent director who presides over non-management directors sessions scheduled at each regular Board meeting. The lead director serves as liaison between the Chairman and other independent directors, consults with the Chairman regarding meeting agendas and notifies other members of the Board of Directors regarding any legitimate concerns of stockholders or interested parties of which he or she becomes aware. On April 28, 2004, the Board of Directors elected Glen A. Barton to serve as lead director until his successor is approved.

Communications with Stockholders or Interested Parties. Any stockholder or interested party who desires to contact the Company’s lead director, the non-management directors as a group or the other members of the Board of Directors may do so by writing to the Secretary, Newmont Mining Corporation, 1700 Lincoln Street, Denver, Colorado 80203 USA. Any such communication should state the number of shares owned, if applicable. The Secretary will forward to the lead director any such communication addressed to him, the non-management directors as a group or to the Board of Directors generally, and will forward such communication to other board members, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded immediately to the Chairman of the Audit Committee.

Director Nomination Process. Newmont has established a process for identifying and nominating director candidates that has resulted in the election of a highly-qualified and dedicated Board of Directors. The following is an outline of the process for nomination of candidates for election to the Board: (a) the Chairman and Chief Executive Officer, the Corporate Governance and Nominating Committee or other members of the Board of Directors identify the need to add new Board members, with careful consideration of the mix of qualifications, skills and experience represented on the Board of Directors; (b) the Chairman of the Corporate Governance and Nominating Committee coordinates the search for qualified candidates with input from management and other Board members; (c) the Corporate Governance and Nominating Committee engages a candidate search firm to assist in identifying potential nominees, if it deems such engagement necessary and appropriate; (d) selected members of management and the Board of Directors interview prospective candidates; and (e) the Corporate Governance and Nominating Committee recommends a nominee and seeks full Board endorsement of the selected candidate, based on its judgment as to which candidate will best serve the interests of Newmont’s stockholders.

The Board of Directors has determined that directors should possess the following minimum qualifications: (a) the highest personal and professional ethics, integrity and values; (b) commitment to representing the long-term interest of the stockholders; (c) broad experience at the policy-making level in business, government, education, technology or public interest; and (d) sufficient time to effectively fulfill duties as a Board member. The Corporate Governance and Nominating Committee considers any candidates submitted by stockholders on the same basis as any other candidate. Any stockholder proposing a nomination should submit such candidate’s name, along with a curriculum vitae or other summary of qualifications, experience and skills to the Secretary, Newmont Mining Corporation, 1700 Lincoln Street, Denver, Colorado 80203 USA.

During 2005, the Board conducted a search for new directors, and engaged a search firm to assist in identifying and evaluating potential new directors. As a result of the search, Ms. Noreen Doyle and Ms. Veronica M. Hagen were identified as candidates and were elected to the Board on October 26, 2005. Ms. Hagen was recommended by Spencer Stuart and Ms. Doyle was recommended by Mr. Murdy, the Chief Executive Officer, and Mr. Roth.

Code of Business Ethics and Conduct. Newmont has adopted a Code of Business Ethics and Conduct applicable to all of its directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other persons performing financial reporting functions. The Code is available through the Investor Information section of the Company’s web site at www.newmont.com and is available in print upon request to the Investor Relations Department, Newmont Mining Corporation, 1700 Lincoln Street, Denver, Colorado 80203 USA. The Code is designed to deter wrongdoing and promote (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. Newmont will post on its web site a description of any amendment to the Code and any waiver, including any implicit waiver, by Newmont of a provision of the Code to a director or executive officer (including senior financial officers), the name of the person to whom the waiver was granted and the date of the waiver. The Company intends to timely disclose on its web site amendments to, or waivers from, certain provisions of the Code that apply to the Company’s directors or executive officers.

Executive Compensation

Summary of Cash and Certain Other Compensation.

The following table shows the total compensation earned by or paid to the Chief Executive Officer and each of the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries in 2005, 2004 and 2003.

Summary Compensation Table

								Long Term Compensation
			Annual Compensation					Awards		Payouts
Name and Principal Position	Year		Salary ($)	Bonus(1) ($)		Other Annual Compen- sation(2) ($)		Restricted Stock Awards(3) ($)	Securities Underlying Options/ SARs	LTIP Payouts(4) ($)	All Other Compen- sation(5) ($)
Wayne W. Murdy Chairman and Chief Executive Officer	2005 2004 2003		900,000 787,500 728,000	881,991 861,304 1,223,024		41,876 32,627 9,856		1,029,105 1,133,291 1,741,196	90,000 90,000 110,000	247,748 320,466 549,266	17,597 16,564 16,344

Pierre Lassonde President	2005 2004 2003	(6)	640,978 523,184 491,760	558,196 531,174 698,036		31,855 179,589 3,031	(7)	542,909 589,026 869,338	60,000 60,000 70,000	127,075 139,928 496,341	104,611 31,386 2,322	(8)

Thomas L. Enos Senior Vice President, Operations	2005 2004 2003		398,425 316,418 296,595	258,732 207,697 282,240		73,014 8,008 51,663	(7)	224,978 202,381 325,839	35,000 26,000 20,000	46,953 70,173 135,598	13,499 13,972 13,972

Bruce D. Hansen Senior Vice President, Operations Services and Development	2005 2004 2003		406,250 357,500 341,667	299,000 302,266 414,955		19,183 8,703 4,528		292,480 323,931 516,651	45,000 40,000 50,000	78,013 88,068 130,090	13,972 13,110 12,810

Richard T. O’Brien Senior Vice President and Chief Financial Officer	2005 2004 2003		112,072 — —	652,841 — —	(9)	100,066 — —		80,686 — —	20,000 — —	— — —	657 — —

David H. Francisco(10) Technical Advisor to the Chief Executive Officer	2005 2004 2003		496,333 453,000 422,667	334,280 371,687 513,329		11,570 9,908 5,532		357,335 410,463 639,135	20,000 40,000 45,000	96,016 108,391 160,110	12,408 12,572 13,666

(1)	Amounts shown represent bonuses earned under the Company’s Annual Incentive Compensation bonus program. All amounts are paid in cash.
(2)	Includes tax reimbursement payments and dividends on restricted stock. Amounts for 2004 and 2003 have been revised to include such dividends.
(3)	The amounts shown are the dollar values of restricted stock awards and restricted stock units (“RSUs”) awarded under the 2005 Stock Incentive Plan and 1999 Employees Stock Plan. These awards vest over a three-year period in equal annual increments. The value is determined by multiplying the number of shares in each award by the fair market value of Newmont Common Stock on the date of grant. Fair market value of a share of Newmont Common Stock is the average of the high and low sales prices as reported on the New York Stock Exchange for such date. Dividends are payable on the restricted stock awarded. Holders of RSUs do not receive dividends.

The aggregate number of restricted shares and RSUs not vested or subject to forfeiture risk held by the Named Executive Officers and the value of such shares and RSUs on December 31, 2005 (determined by taking the number of shares multiplied by the year-end closing market price of Newmont Common Stock of $53.40) were as follows:

	#	$
Wayne W. Murdy	64,905	3,465,927
Pierre Lassonde	27,002	1,441,907
Thomas L. Enos	13,601	726,293
Bruce D. Hansen	21,674	1,157,392
Richard T. O’Brien	8,400	448,560
David H. Francisco	26,568	1,418,731

(4)	The amounts shown represent a cash transition payment made in recognition of reduced total direct compensation as a result of the elimination of the Intermediate Term Incentive Compensation Plan.
(5)	Represents the Company’s matching contributions under the Retirement Savings Plan of Newmont and non-qualified supplemental Savings Equalization Plan for the benefit of the Named Executive Officers (except for Mr. Lassonde) and insurance benefits under the Company’s group life insurance plan. The benefits under the group life insurance plan are capped at $500,000. [The Named Executive Officers receive coverage of three times final annual base salary under the Officers Death Benefit Plan (offset by group life insurance benefits).] Because the amount in excess of $500,000 is self-insured by the Company, there is no incremental cost to the Company for this benefit. The Company estimates the theoretical annual cost of this benefit for 2005 to be $5,597 for Mr. Murdy, $4,681 for Mr. Lassonde, $1,972 for Mr. Enos, $1,972 for Mr. Hansen, $657 for Mr. O’Brien and $1,908 for Mr. Francisco, based on the rates paid by the Company for group term life insurance.
(6)	The amounts shown for Mr. Lassonde are converted from Canadian dollars to United States dollars using the average exchange rate for the year.
(7)	Includes tax reimbursement payments made in accordance with the Company’s programs for employees working outside their country of residence.
(8)	Includes $99,930 and $30,000 for tax advisory services in 2005 and 2004, respectively, in connection with Mr. Lassonde’s taxation outside his country of residence.
(9)	For Mr. O’Brien, includes sign-on bonuses of $200,000 cash and 8,400 shares of restricted stock, vesting in three equal annual increments, valued as of the closing price on the day of the grant. Mr. O’Brien joined the company in September 2005.
(10)	Mr. Francisco resigned as an executive officer of Newmont in September 2005.

Stock Options Granted.

The following table contains information concerning the grant of stock options in 2005 under Newmont’s 2005 Stock Incentive Plan and 1996 Employees Stock Plan with respect to the Named Executive Officers:

Option Grants in 2005

Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in 2005	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value $(1)
Wayne W. Murdy	45,000 45,000	(2) (3)	2.2362 2.2362	38.05 45.16	April 27, 2015 October 26, 2015	$ $	602,550 697,050
Pierre Lassonde	30,000 30,000	(2) (3)	1.4908 1.4908	38.05 45.16	April 27, 2015 October 26, 2015	$ $	401,700 464,700
Thomas L. Enos	10,000 25,000	(2) (3)	0.4969 1.2423	38.05 45.16	April 27, 2015 October 26, 2015	$ $	133,900 387,250
Bruce D. Hansen	20,000 25,000	(2) (3)	0.9939 1.2423	38.05 45.16	April 27, 2015 October 26, 2015	$ $	267,800 387,250
Richard T. O’Brien	20,000	(3)	0.9939	45.16	October 26, 2015		$309,800
David H. Francisco	20,000	(2)	0.9939	38.05	April 27, 2015		$267,800

(1)	The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Company’s use of this model should not be construed as an endorsement of its accuracy in valuing options. The following assumptions were made for purposes of calculating the Grant Date Present Value: (i) an option life of four years, (ii) volatility at 38%, (iii) a dividend yield at 0.97%, and (iv) a weighted average risk-free interest rate of 4.19%. The real value of the options in this table depends upon the actual performance of the Company’s Common Stock during the applicable period.
(2)	Granted on April 27, 2005, and exercisable in three annual increments, commencing on April 27, 2006.
(3)	Granted on October 26, 2005, and exercisable in three annual increments, commencing on October 26, 2006.

Stock Option Exercises and Holdings.

The following table sets forth information concerning the exercise of options in 2005 and unexercised options held at the end of 2005 with respect to the Named Executive Officers:

Aggregated Option Exercises in 2005

and 2005 Year-End Option Values

Name	Number of Securities Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at 2005 Year-End		Value of Unexercised In-the-Money Options at 2005 Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Wayne W. Murdy	—	—	544,578	220,422	$15,493,611	$3,029,264
Pierre Lassonde	—	—	231,662	138,338	$6,135,851	$1,831,549
Thomas L. Enos	4,063	$69,675	34,348	64,002	$383,722	$759,875
Bruce D. Hansen	—	—	259,162	103,338	$6,849,754	$1,388,921
Richard T. O’Brien	—	—	—	20,000	—	$164,800
David H. Francisco(2)	110,000	$3,017,544	204,830	76,670	$5,732,308	$1,176,792

(1)	The year end closing market price on December 31, 2005 of Newmont Common Stock of $53.40, less the exercise price of “in-the-money” options.
(2)	Mr. Francisco exercised his stock options after resigning as Executive Vice President of Newmont.

Pension Plans and Other Benefits.

Pension Plans. The following table shows the estimated pension benefits payable annually to a covered participant at normal retirement age (62 years) under the Company’s qualified defined benefit pension plan (the “Pension Plan”), as well as under its nonqualified supplemental pension plan (the “Pension Equalization Plan”) that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company or its subsidiaries; such amounts have not been reduced for Social Security benefits.

Pension Plan Table

	Years of Service
Remuneration	5	10	15	20	25	30	35
$500,000	$43,750	$87,500	$131,250	$175,000	$218,750	$262,500	$306,250
$600,000	$52,500	$105,000	$157,500	$210,000	$262,500	$315,000	$367,500
$700,000	$61,250	$122,500	$183,750	$245,000	$306,250	$367,500	$428,750
$800,000	$70,000	$140,000	$210,000	$280,000	$350,000	$420,000	$490,000
$900,000	$78,750	$157,500	$236,250	$315,000	$393,750	$472,500	$551,250
$1,000,000	$87,500	$175,000	$262,500	$350,000	$437,500	$525,000	$612,500
$1,100,000	$96,250	$192,500	$288,750	$385,000	$481,250	$577,500	$673,750
$1,200,000	$105,000	$210,000	$315,000	$420,000	$525,000	$630,000	$735,000
$1,300,000	$113,750	$227,500	$341,250	$455,000	$568,750	$682,500	$796,250
$1,400,000	$122,500	$245,000	$367,500	$490,000	$612,500	$735,000	$857,500
$1,500,000	$131,250	$262,500	$393,750	$525,000	$656,250	$787,500	$918,750
$1,600,000	$140,000	$280,000	$420,000	$560,000	$700,000	$840,000	$980,000
$1,700,000	$148,750	$297,500	$446,250	$595,000	$743,750	$892,500	$1,041,250
$1,800,000	$157,500	$315,000	$472,500	$630,000	$787,500	$945,000	$1,102,500
$1,900,000	$166,250	$332,500	$498,750	$665,000	$831,250	$997,500	$1,163,750
$2,000,000	$175,000	$350,000	$525,000	$700,000	$875,000	$1,050,000	$1,225,000

A participant’s remuneration covered by the Pension Plan and the Pension Equalization Plan is his or her average annual base salary and bonus (as reported in the Summary Compensation Table) for the 60 consecutive months in which the highest level of compensation was paid to the participant during the last 120 months of the participant’s career with the Company or its subsidiaries (except for Mr. Lassonde who participates in the Company’s International Retirement Plan described below). The approximate years of actual credited service as of the end of 2005 for each Named Executive Officer (except for Mr. Lassonde) is: Mr. Murdy—13 years (see “Executive Agreements” below); Mr. Enos—35 years; Mr. Hansen—23 years; Mr. O’Brien—0 years; and Mr. Francisco—15 years. Benefits shown are computed on a straight single life annuity basis beginning at age 62. Under the terms of the Pension Plan, bonus amounts do not include payments in the form of restricted stock for purposes of calculating remuneration. With respect to the Pension Equalization Plan, bonus amounts paid in the form of restricted stock will not be considered in calculating levels of compensation for executives hired or promoted to executive status after January 1, 2004. Any bonus amounts paid in the form of restricted stock for plan years after December 31, 2007 will not be considered in calculating levels of compensation under the plan for any participants.

For the Named Executive Officers, except for Mr. Lassonde, the following table shows (a) the monthly accrued benefit under the Pension Plan as of December 31, 2005, (b) the present value of the benefit under the Pension Equalization Plan as of December 31, 2005, (c) the projected monthly benefit under the Pension Plan upon retirement at age 62, (d) the estimated present value of the benefit under the Pension Equalization Plan upon retirement at age 62, and (e) the increase in accrued benefits under the Pension Plan and the Pension Equalization Plan in 2005. The lump sum values for the non-qualified pension benefits are based on a Pension Benefit Guaranty Corporation interest rate of 2.75%. Also listed below are the balances as of December 31, 2005 for the Company’s matching contributions to the accounts of Messrs. Murdy, Enos, Hansen, O’Brien and Francisco under (f) Newmont’s qualified Retirement Savings Plan, and (g) the non-qualified supplemental Savings Equalization Plan.

	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Monthly Accrued Pension Plan Benefit as of 12/31/05	Present Value of Pension Equalization Plan Benefit as of 12/31/05	Projected Monthly Pension Plan Benefit at Age 62	Present Value of Pension Equalization Plan Benefit at Age 62	Increase In Pension Benefits During 2005	Company Match Balance in Retirement Savings Plan as of 12/31/05	Company Match Balance in Savings Equalization Plan as of 12/31/05
Wayne W. Murdy(1)	$3,570	$11,120,383	$3,722	$18,254,104	$2,460,209	$182,273	$107,810
Thomas L. Enos	$9,519	$4,422,644	$13,167	$8,046,152	$784,082	$227,018	$92,363
Bruce D. Hansen	$6,382	$3,304,972	$13,208	$8,918,816	$989,095	$323,246	$28,505
Richard T. O’Brien	$94	$20,116	$3,396	$1,877,700	$28,606	$—	$—
David H. Francisco	$4,218	$4,625,428	$6,535	$7,035,945	$738,567	$170,891	$22,839

(1)	See Executive Agreements.

Mr. Lassonde participates in the Company’s International Retirement Plan (the “International Plan”), which provides participants with a basic, savings and supplemental payment upon retirement or termination of employment. The basic and savings payments are calculated based on participants’ age and annual compensation during each year of participation in the International Plan. Pursuant to Mr. Lassonde’s employment agreement, an amount equal to 18% of his annual compensation for 2005 ($239,207) was accrued for his basic payment and 6% of his annual compensation for 2005 ($79,736) was accrued for his supplemental payment. Additionally, $12,000 was accrued for Mr. Lassonde’s anticipated savings payment. It is estimated that Mr. Lassonde will be entitled to a basic payment of $1,806,498, a savings payment of $118,357 and a supplemental payment of $602,166. Thus, the total estimated payment for Mr. Lassonde under the International Plan is a lump sum of $2,527,021 upon retirement at age 62.

Officers’ Death Benefit Plan and Group Life Insurance Program. The Company has an Officers’ Death Benefit Plan for the benefit of the Named Executive Officers and other executive officers of the Company. The plan provides a death benefit of three times final annual base salary for an executive officer who dies while an active employee and a death benefit of one times final annual base salary for an executive officer who dies after retiring at or after normal retirement age. For retirement prior to normal retirement age, the post-retirement death benefit is 30% to 100% of one times final annual base salary, depending on the number of years remaining to normal retirement age. Coverage under the Officers’ Death Benefit Plan is offset by group life insurance maintained for the benefit of all salaried employees of the Company and certain of its subsidiaries.

Executive Agreements. Mr. Murdy’s letter of offer of employment from the Company provides that if his employment is terminated other than for “cause” (as defined in the Company’s Severance Plan), or if he terminates employment after a reduction in base salary or a significant reduction in duties and responsibilities (as determined by independent members of the Board of Directors of the Company), he will be entitled to receive 24 months of his then-applicable salary (as defined in the Company’s Severance Plan) plus certain other severance benefits. Any benefits to which Mr. Murdy may be entitled under the Company’s Severance Plan (as described below) reduce the benefits due under this arrangement. Mr. Murdy’s letter agreement with the Company provides that upon his retirement from the Company on or after his 62nd birthday, he will receive an additional one-half year of “credited” service under the Company’s non-qualified supplemental pension plan for each otherwise credited year of his service with the Company or any of its subsidiaries in computing his pension benefits. In the event Mr. Murdy’s employment with the Company or any of its subsidiaries terminates prior to his 62nd birthday, he will not be entitled to such benefit unless his termination constitutes a “qualifying termination” as defined in the letter agreement. Generally, a qualifying termination means (a) a termination due to Mr. Murdy’s death or disability, (b) a termination by Mr. Murdy for “good reason” (as defined in the letter agreement), (c) a termination of Mr. Murdy by the Company without cause (as defined in the Company’s Severance Plan), or (d) a termination that qualifies Mr. Murdy for enhanced severance benefits under his Change of Control Agreement (see “Change of Control Employment Agreements” below).

Pursuant to Mr. Lassonde’s Employment Agreement dated February 16, 2002, as amended, Mr. Lassonde is paid a base salary to perform his duties as President of the Company, including, but not limited to, the management, operation, strategic direction and overall conduct of the merchant banking and business development functions of the Company. In addition, Mr. Lassonde is eligible to participate in Newmont’s incentive plans, welfare benefit programs, stock option plans and international retirement plan. Should Mr. Lassonde be terminated for any reason other than for cause, he will receive the amount of $750,000 or the benefit he would be eligible for under the Company’s Severance Plan and/or the Executive Change of Control Plan, whichever is greater. In the event his employment is terminated, Mr. Lassonde is not required to resign from the Board of Directors of the Company; instead, he will be considered a non-employee director at such time and will be eligible to be considered for nomination by the Board for reelection as a director at the next scheduled annual meeting of stockholders, on the same basis as any other non-employee director. The agreement automatically renews for one-year terms unless terminated by either party.

Mr. Francisco resigned as an executive officer in September 2005 and entered into an Employment Agreement providing for provision of services as Technical Advisor to the Chief Executive Officer. Mr. Francisco receives a salary of $500,000 per year and participates in benefits plans generally available to employees of the Company. Mr. Francisco received the cash and stock bonuses reflected in the Summary Compensation Table, but will not be eligible for such bonuses or awards of stock options in future years. Mr. Francisco does not participate in the Executive Change of Control Plan.

Change of Control Employment Agreements. The Company is a party to change of control employment agreements with Messrs. Murdy and Hansen. The change of control employment agreements have three-year terms, which terms are automatically extended for one year upon each anniversary unless a notice not to extend is given by the Company. If a Change of Control (as defined in the agreements) occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a Change of Control of the Company. If the Company terminates the executive’s employment (other than for cause, death or disability), the executive terminates for “good reason” during such three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the Change of Control, and upon certain terminations prior to a Change of Control in connection with or in anticipation of a Change of Control, the executive is generally entitled to receive (a) three times the sum of (i) the executive’s annual base salary plus (ii) the executive’s annual bonus (as determined in the agreements), (b) accrued but unpaid compensation, (c) welfare benefits for three years, (d) a pro rata bonus for the year in which the termination of employment occurs, and (e) a lump sum payment having an actuarial value equal to the additional pension benefits the executive would have received if he or she had continued to be employed by the Company for an additional three years. In addition, the agreements provide that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended. In the event of a Change of Control, the agreements will supersede any individual employment agreements entered into by the Company with the executives, and the executives will not be permitted to participate in the Company’s severance plans or policies, including the Severance Plan described below, during the three-year period following a Change of Control.

Executive Change of Control Plan. Messrs. Lassonde, Enos and O’Brien participate in the Executive Change of Control Plan. If the Company terminates the executive’s employment after a Change of Control, as defined in the Plan (other than for cause, death or disability), or the executive terminates for “good reason” during such three-year period, the executive is entitled to receive (a) three times the sum of (i) the executive’s annual base salary plus (ii) the executive’s annual bonus (as determined in the agreements), (b) accrued but unpaid compensation, (c) welfare benefits for three years, (d) a pro rata bonus for the year in which the termination of employment occurs, and (e) a lump sum payment having an actuarial value equal to the additional pension benefits the executive would have received if he or she had continued to be employed by the Company for an additional three years. In addition, the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended. In the event of a Change of Control, the executive will not be permitted to participate in the Company’s severance plans or policies, including the Severance Plan described below.

Severance Plan. Each of the Named Executive Officers participates in the Company’s Severance Plan. Participants in the Severance Plan whose employment with the Company or one of its subsidiaries or affiliates is involuntarily terminated other than for “cause” (as defined in the Severance Plan) are entitled to receive a minimum of four weeks of salary (as defined in the Severance Plan), together with an additional two weeks of salary for each year of service. Under the Severance Plan, the maximum severance allowance benefit payable to a participant calculated as set forth above is 104 weeks of the participant’s salary. In addition to the amount described above, each participant is also entitled to a lump sum payment equal to the Company’s matching contribution that would have been made under the Company’s Retirement Savings Plan calculated in accordance with the relevant provisions of the Severance Plan. Participants under the Severance Plan are also entitled to certain fringe benefits, such as coverage under the Company’s medical and dental plans and life insurance plan, as set forth in the Severance Plan.

Perquisites. The Company’s philosophy is to provide a minimum of perquisites to its executives and generally only when such benefits have a business purpose. In 2005, such benefits for the Named Executive Officers were (a) financial planning; and (b) country or social club memberships for the Chief Executive Officer and President. The Company owns a fractional share in a corporate aircraft, which is used solely for senior executives’ travel on Company business. The value of all perquisites for each of the Named Executive Officers was less than $20,000 and is reported as Other Annual Compensation in the Summary Compensation Table.

Report of the Compensation and Management Development

Committee on Executive Compensation

The Compensation and Management Development Committee of the Board of Directors is composed entirely of directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Committee has adopted a Charter that describes its responsibilities in detail and the Committee and Board review and assess the adequacy of the Charter on a regular basis. The Committee’s responsibilities include discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and other key employees, including the Chief Executive Officer and the other Named Executive Officers. Additional information about the Committee’s role in corporate governance can be found in the Committee’s Charter, available on the Company’s web site at www.newmont.com under the Investor Information section.

The Committee, in consultation with management and compensation experts, evaluates the Company’s executive compensation program on a regular basis to ensure the level and mix of executive compensation enhance the Company’s ability to attract and retain a highly-skilled and motivated executive team. The Committee also considers the total annual compensation for each of the Named Executive Officers, and all executives as a group. The Committee periodically evaluates the Company’s compensation program in light of increasing complexity of the Company’s business and a desire to closely align the program with the Company’s needs. In 2005, the Committee examined the individual compensation elements for executives and will, during 2006, continue to examine its executive compensation program to ensure that it is meeting the needs of the Company and its stockholders.

On an annual basis, the Committee reviews all components of compensation for the Chief Executive Officer and the other Named Executive Officers, including salary, bonus, equity compensation, accumulated value of unvested equity compensation and the accumulated payout obligations of the Company under its qualified and non-qualified pension plans under different scenarios. The Committee reviews tally sheets showing projected payouts assuming change of control of the Company, involuntary termination or severance, retirement or voluntary termination and termination for cause. Based on this review, the Committee has made certain changes to executive compensation programs, and has determined that the compensation of the Chief Executive Officer and the other Named Executive Officers is reasonable and not excessive.

The Committee consults from time to time with an independent compensation consultant, who is engaged directly by, and reports directly to, the Committee and does not perform other services for the Company.

Compensation Philosophy and Strategy. The Company’s compensation philosophy and strategy remain focused on linking the interests of management and stockholders, attracting and retaining a highly-skilled executive team, and basing rewards on both personal and corporate performance. The Committee believes that the executive compensation program should balance competitive needs, accountability for company performance, accountability for individual performance and the interests of stockholders. The Company’s executive compensation program contains four elements designed to achieve the compensation strategy:

•	competitive base salaries,

•	annual cash incentives determined by the Company’s and each executive’s performance against set targets,

•	an intermediate term executive performance incentive program, payable in restricted stock, driven by the Company’s performance, and

•	long-term incentives in the form of stock options.

The program is designed so that the sum of these four elements, assuming performance targets are met, will generally reach the third quartile for comparable positions in industry generally and within resources companies, as set forth in executive level compensation surveys, consistent with the Company’s compensation policies and in the best interests of the stockholders. In the past several years, the sum of these four elements has generally reached the third quartile for the executive officers.

Stock Ownership Guidelines. During 2003, the Company implemented stock ownership guidelines for executives, which were put in place to increase the alignment of interests between executives and stockholders by encouraging executives to act as equity owners of the Company. The ownership guidelines require each executive to own stock valued at one to four times base salary, depending on the executive’s position and his length of service with the Company. All executives are in compliance with the stock ownership guidelines.

Base Salaries. The Committee annually reviews base salaries of the Company’s executives. In each case, the Committee takes into account the results achieved by the executive, his/her scope of responsibilities and experience and competitive salary practices. The base salaries for the Company’s Named Executive Officers, including Mr. Murdy, fall within salary ranges that reflect competitive base pay levels within industry generally and within resources companies for the positions they hold. The Company subscribes to and participates in compensation surveys, which cover a wide range of industries and companies, including other resources companies. The Company and the Committee use such surveys to identify general trends in executive compensation. Based on a review of survey information and the advice of compensation experts, the Committee believes that the base salaries of the Company’s Named Executive Officers are generally at the median of salaries for comparable positions. Mr. Murdy’s base salary is consistent with the Company’s compensation philosophy that base salaries be set at a competitive level for comparable positions. As of January 1, 2006, Mr. Murdy’s base salary was increased from $900,000 to $1,000,000 per year, based on sustained performance over the past several years.

Annual Cash Incentives. Annual cash incentive awards are made pursuant to the Company’s Annual Incentive Compensation Payroll Practice (“AICP”). The Named Executive Officers (and other senior management) are eligible to receive both a corporate performance bonus and a personal performance bonus. Participants in the AICP are assigned target awards as a percentage of their eligible base salary. Target award percentages increase at higher management levels to 100% of eligible base salary in the case of the Chief Executive Officer. The weight of corporate performance and personal performance factors is two-thirds corporate performance and one-third personal performance at target.

The 2005 corporate performance bonus was paid in cash based on achievement of corporate performance goals, which consist of (a) certain goals relating to net asset value, (b) certain reserve replacement goals, (c) certain free cash flow goals, (d) an earnings per share goal, and (e) a gross margin goal. All of these performance goals were established by the Committee. The AICP bonus amount depends on the Company’s performance against these goals. If the Company meets the goals, each eligible employee receives a payment equal to his or her target award percentage; if the Company exceeds the goals, the payment can increase to as high as 200% of the target award percentage; if the Company does not meet the goals, the payment can decrease and, if the Company fails to achieve certain threshold performance, the payment will not be made at all. In 2005, the Company achieved a corporate performance percentage of 84.7% of target performance, based on the Company’s actual performance as compared to the 2005 corporate performance goals. Mr. Murdy’s corporate performance bonus of $510,741 was based on a corporate performance percentage of 84.7%, as described above.

The personal performance bonus is also paid in cash. Target bonus levels are determined by the executives’ grade level within the executive grade structure, and payouts are based on an evaluation of each executive’s personal contribution to the Company. In 2005, the maximum payout percentage for the personal performance bonus was 150% of the target level for the grade with awards paid above target based on exemplary performance. Performance deemed to fall below expectations results in a payment below the target level, or in some cases no payment at all. In 2005, personal performance awards to the Named Executive Officers and other AICP participants were based on certain factors such as the individual goals and accomplishments of the relevant executive officer, as well as such executive officer’s contributions to the positive results realized by the Company during 2005. The average payout for 2005 personal performance awards for Company executives was 118.9%. The payout for 2005 personal performance for Mr. Murdy was 125%.

Mr. Murdy’s personal performance bonus of $371,250 was based on his personal performance evaluation. In evaluating Mr. Murdy’s overall performance, the Committee considered a mix of quantitative and qualitative performance measures, including the following accomplishments and positive results in 2005:

•	Record year-end equity gold reserves of 93.24 million ounces, and year-end equity copper reserves of 9.1 billion pounds.

•	Enhancement of the Company’s capital structure and financial flexibility with the March 2005 issuance of $600 million of 5 7/8% Notes due April 2035.

•	Significant increase in the market value of Newmont’s marketable equity securities portfolio during 2005, up from $507 million at year-end 2004 to $940 million at year-end 2005. The portfolio generated an unrealized gain during 2005 in excess of $340 million.

•	Continued progress on new projects at Leeville and Phoenix in Nevada, and Ahafo and Akyem in Ghana, as well as completion of the optimized feasibility study update for the Boddington project in Australia.

•	Approval and final permitting for construction of a 200 megawatt coal-fired power plant in Nevada, which should reduce Newmont’s operating costs in Nevada up to $25 per ounce beginning in mid-2008.

•	Initiation of a comprehensive review and redesign of the Company’s capital investment approval process, focusing on capital cost control and improved efficiency.

•	Initiation of a partnership with the University of Colorado School of Medicine to provide independent assessments of the healthcare infrastructure and needs in the communities surrounding our operations.

•	Development of an internal executive development program in partnership with the University of Denver’s Daniels School of Business, focused on strategy, leadership, ethics, finance, and social responsibility.

•	Service as Chairman of the International Council on Mining and Metals, which is committed to raising the performance of the mining industry on sustainable development, environmental stewardship, employee health and safety, and social responsibility.

Restricted Stock Awards. The Company’s executive compensation program also includes awards of restricted stock based on the Company’s performance. Restricted stock awards are intended to reward the Named Executive Officers and other eligible executives based on the attainment of corporate performance goals established by the Committee. These goals track the corporate performance goals established under the AICP, as described above, and the Company must achieve certain threshold performance before any restricted stock awards are made. Awards in 2005 were made in the form of restricted shares of Newmont Common Stock or restricted stock units under the Newmont Mining Corporation 2005 Stock Incentive Plan, with such shares of restricted stock and restricted stock units vesting in equal installments over three years. Executives are assigned target awards as a percentage of their eligible base salary. For 2005, these target award percentages for the top five executives ranged from 75% to 135%. As with the AICP, the restricted stock award amount depends on the Company’s performance against defined goals. If the Company meets the goals, each eligible employee receives a payment equal to his or her target award percentage; if the Company exceeds the goals, the payment can increase to as high as 200% of the target award percentage; if the Company does not meet the goals, the award can decrease and, if the Company fails to achieve certain threshold performance, the award will not be made at all. In 2005, the Company’s Named Executive Officers and other senior management achieved a corporate performance percentage as described above of 84.7% of target performance, based on the Company’s actual performance results as compared to the 2005 corporate performance goals.

In recognition of Mr. Murdy’s contributions to the Company during 2005, the Committee, according to the corporate performance percentage of 84.7% of target, awarded Mr. Murdy a bonus of 17,891 restricted shares of Newmont Common Stock with a fair market value of $1,029,105 as of the date of grant.

The executive compensation program implemented in 2003 eliminated the Intermediate Term Incentive Compensation Plan (“ITIP”), which paid bonuses in the form of cash and restricted stock based on a consolidated three-year performance measurement. The elimination of the ITIP resulted in a reduction in total direct compensation for the executive team, including for Mr. Murdy. In order to address this reduction, the Committee approved cash transition payments over three years to those executives who previously participated in the ITIP. The transition payments are also based on the Company’s achievement of corporate performance goals under the AICP, which paid out at 84.7% based on the Company’s actual performance during 2005. The 2005 transition payment for Mr. Murdy was $247,748.

Stock Options. Stock options are a long-term incentive award designed to link executive rewards with stockholder value over time. The award of stock options promotes the creation of stockholder value because the benefits cannot be realized unless stock price appreciation occurs. The Committee believes that the number of stock options awarded should be sufficient in amount to provide a strong incentive to increase stockholder value, with the number of options increasing in proportion to the relative potential influence of the recipient on overall performance of the Company. In addition, the Committee believes that option awards are intended to reward recipients making a long-term commitment to the Company. The stock options granted to Mr. Murdy and other executives vest over three years. In considering the amount of stock options to be awarded to Mr. Murdy, the Committee considered the Company’s performance, the value of similar incentives awarded to chief executive officers of comparable companies and the awards granted in prior years. During 2005, the Committee granted to Mr. Murdy options to purchase 90,000 shares of common stock.

2006 Executive Compensation Program. The Committee has established and approved certain goals relating to the corporate performance targets for the 2006 AICP, according to which annual cash incentives and restricted stock awards will be determined for 2006. The performance targets for 2006 consist of four performance factors, with equal weighting, which measure achievement of certain goals relating to (a) gold production, (b) costs of production, (c) cash flow, and (d) reserve growth. Starting in 2006, restricted stock awards will be made based on a three-year weighted average of performance under the corporate performance targets for the AICP, with additional awards being granted based on performance of the Corporation’s share price as compared to gold price appreciation.

Policies with Respect to Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows federal income tax deductions for certain compensation in excess of $1 million in any fiscal year to each of the Company’s Chief Executive Officer and the Named Executive Officers. Certain performance-based compensation is not subject to the deduction limit. The Committee’s general policy is to structure compensation programs that allow the Company to deduct compensation in accordance with section 162(m). The Committee intends that the Company’s stock plans, including the 2005 Stock Incentive Plan approved by the stockholders at the 2005 Annual Meeting, comply with the exceptions to the limitations imposed by section 162(m). Certain payments, however, under the Company’s executive compensation program, as described in this Report, do not qualify for federal income tax deductions. The Committee intends to re-examine and revise the Company’s executive compensation program in 2006, and will evaluate the advisability of establishing performance criteria that will allow the Company to avail itself of all appropriate tax deductions.

Summary. The Committee believes that the combination of competitive base salaries, annual incentives paid in cash, intermediate term incentive compensation paid in restricted stock, and stock options comprises a highly effective and motivational executive compensation program, which works to attract and retain talented executives and strongly aligns the interests of senior management with those of the stockholders of the Company in seeking to achieve, over time, above-average, long-term performance.

Submitted by the following members of the Compensation and Management Development Committee of the Board of Directors:

Glen A. Barton, Chairman

John B. Prescott

Donald C. Roth

Five-Year Stockholder Return Comparison

The following graph assumes a $100 investment, assuming reinvestment of dividends, if any, on December 31, 2000 in each of the Company’s Common Stock, the S&P 500 and a peer group. The Company believes the peer group is representative of comparable companies within the gold mining industry based on market capitalization. All amounts shown are in U.S. dollars.

Cumulative Value of a $100 Investment

Assuming Reinvestment of Dividends

The Company’s peer group consists of AngloGold Ashanti Ltd–ADR, Barrick Gold Corp., Gold Fields Ltd–ADR, Kinross Gold Corp. and Placer Dome Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and holders of greater than 10% of the Company’s outstanding common stock to file initial reports of their ownership of the Company’s equity securities and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with in 2005, except that Paul Dowd, Vice President, Australian Operations, inadvertently failed to report on a timely basis the acquisition of common stock resulting from the vesting of restricted stock units. The transaction was subsequently filed on a late Form 4.

Proposal No. 2—Ratify Appointment of Auditors

Proposal.

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditors for Newmont and its subsidiaries for the fiscal year 2006, after evaluation of audit quality, fees, independence and other relevant factors. PwC has served as Newmont’s independent auditors since 2002.

The Board is asking that stockholders ratify the appointment of PwC as independent auditors. If stockholders fail to ratify the appointment of PwC, the Audit Committee may reconsider this appointment. Representatives of PwC are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

Independent Auditors Fees.

PwC billed the following fees in 2005 and 2004 for professional services rendered to Newmont:

	2005		2004
Audit Fees	$5,000,002	(1)	$6,149,804
Audit-Related Fees	264,508	(2)	229,789
Tax Fees	21,471	(3)	102,379
All Other Fees	30,026	(4)	45,229
Total	$5,316,007		$6,527,201

(1)	Of the Audit Fees, approximately 45% of such fees were attributable to services provided in connection with compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Includes $195,998 for audit of pension and benefit plans.
(3)	Includes tax compliance, planning and advisory services.
(4)	Represents software licensing fees.

The Audit Committee has established procedures for engagement of PwC to perform services other than audit, review and attest services. In order to safeguard the independence of PwC, for each engagement to perform such non-audit service, (a) management and PwC affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) management describes the reasons for hiring PwC to perform the services; and (c) PwC affirms to the Audit Committee that it is qualified to perform the services. The Audit Committee has delegated to its Chairman its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by PwC in 2005 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures. The Audit Committee considered the amount of non-audit services provided by PwC in assessing its independence.

Board Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PwC AS NEWMONT’S INDEPENDENT AUDITORS FOR 2006.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed entirely of directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Committee has adopted a Charter that describes its responsibilities in detail, which is attached to this Proxy Statement as Appendix A.

The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company. The Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. The Committee reviews the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board have established, and the audit process. Additional information about the Committee’s role in corporate governance can be found in the Committee’s charter.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers (“PwC”), the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 31, 2005. Management has affirmed to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, and has discussed PwC’s independence with them.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee of the Board of Directors:

Robin A. Plumbridge, Chairman	Michael S. Hamson
Vincent A. Calarco	Leo I. Higdon, Jr.
Noreen Doyle

Proposal No. 3—Stockholder Proposal Regarding

Independent Board Chairman

The Company has been advised by Emil Rossi, P.O. Box 249, Boonville, California 95415, who owns 430 shares of Newmont Common Stock, of his intention to present at the Annual Meeting of Stockholders the following resolution and statement in support thereof. The following is the text of the shareholder proposal and supporting statement, as submitted:

“Shareholder Proposal

RESOLVED: Stockholders request that our Board of Directors change our governing documents to require that the Chairman of our Board serve in that capacity only and have no management duties, titles, or responsibilities. This proposal gives our company an opportunity to cure our Chairman’s loss of independence should it occur after this proposal is adopted.

When a person acts both as a company’s Chairman and its CEO, a vital separation of power is eliminated—and we as the owners of our company are deprived of both a crucial protection against conflicts of interest and also of a clear and direct channel of communication to our company through our Chairman.

Progress Begins with One Step

It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	We had no Independent Chairman—Independent oversight concern.

•	Cumulative voting was not allowed.

•	There were three potentially conflicted directors on our board due to their other non-director business with our company.

•	We still had an obsolete pension plan for directors—Independence concern.

•	We still had an obsolete charity gift program for directors—Independence concern.

•	Our key Audit Committee chairman had 22-years director tenure—Independence concern.

Additionally:

The Corporate Library (TCL), an independent investment research firm in Portland, Maine said a 2004 shareholder proposal asked our board to “submit any adoption, maintenance or extension of a poison pill to a shareholder vote as a separate ballot item on the earliest possible shareholder ballot.” 72% of shareholders agreed. While the board’s December 2004 decision to terminate the company’s pill is commendable, it does not fulfill the terms of the shareholder proposal. Indeed, the board’s response is silent on the prospect of a shareholder vote on a future pill altogether. We would have liked to upgrade Newmont’s shareholder responsiveness score, but the only appropriate response to this deft side-step is a lowered responsiveness grade.

With the above record it is important to take one-step forward and make our Board more accountable by adopting an independent board chairman requirement.

Moreover

When a Chairman runs a company as Chairman and CEO, the information given to directors may or may not be accurate. If a CEO wants to cover up corporate improprieties, how difficult is it to convince Directors to go along. If Directors disagree, with whom do they lodge complaints? The Chairman?

It is well to remember that at Enron, WorldCom, Tyco, and other legends of mis-management and/or corruption, the Chairman also served as CEO. And these dual roles helped those individuals to achieve virtually total control.

Stockholders must continue to expect the unexpected until they help cause company boards to be composed of substantial majorities of independent directors—and until those directors select a chairman who is similarly independent of management.

Independent Board Chairman

Yes on 3”

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board believes that it is in the best interests of the Company and its stockholders for the Board to have the flexibility in determining the appropriate individual with the necessary qualifications, commitment and support of the other directors to serve as an effective Chairman in light of the circumstances at any point in time. As provided in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.newmont.com/en/investor:

“The Board selects the Chairman of the Board in the manner and upon the criteria it deems best for the Corporation at the time of selection. The Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined, but recognizes the value to the Corporation of the combination of the positions.”

At the present time, the Board believes that the interests of the Company and its stockholders are best served by the leadership and direction provided by a single person as Chairman and Chief Executive Officer. While the Board may select in the future a Chairman who does not have any management duties, titles or responsibilities, the proposal, if adopted, will limit the Board from organizing itself in a manner best suited to meet the needs of the Company and its stockholders based on the circumstances and individuals at any particular point in time.

In addition, the Board has been, and continues to be, committed to high standards of corporate governance. The Company believes it already has several mechanisms in place to ensure that the Board is able to provide independent oversight of management, including the following:

•	Among the 14 members of the current Board, 11 members are independent directors, all of whom meet the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. As provided in the Company’s Corporate Governance Guidelines, the Board must always have a substantial majority (75 percent or more) of independent directors who meet the criteria for independence required by the New York Stock Exchange, any applicable laws, rules and regulations and the guidelines established by the Board. These standards are more rigorous than the independence requirements of the listing standards of the New York Stock Exchange.

•	The Company’s non-management directors hold executive sessions at each regularly scheduled Board meeting, which are not attended by inside directors or members of management. During fiscal year 2005, the non-management directors met five times.

•	The Board must at all times have an independent “lead director” to preside over all meetings of the Board when the Chairman is not present, including regularly scheduled executive sessions of non-management directors. As described in the Company’s Corporate Governance Guidelines, the lead director also serves as the liaison between the Chairman and the other independent directors and consults with the Chairman regarding meeting agendas and information sent to the Board. Glen Barton is currently the lead director.

•	The Company has established procedures enabling any stockholder or interested party to communicate with the lead director, non-management directors as a group or other members of the Board. These procedures are described in this Proxy Statement under the heading “Corporate Governance—Communications with Stockholders or Interested Parties.” The lead director is also required to notify other members of the Board regarding any legitimate concern expressed by a stockholder or interested party of which the lead director becomes aware.

•

Each of the key committees of the Board, including the Audit Committee, the Compensation and Management Development Committee, the Corporate Governance and Nominating Committee, and the Environmental, Health and Safety Committee, consists entirely of non-management, independent directors. These committees oversee critical matters independent of management, such as executive compensation, including the compensation of the Chief Executive Officer, as well as the selection and evaluation of directors. For a complete description of the responsibilities of each of these committees, see the committee charters, which are available on the Company’s website at www.newmont.com/en/investor.

In view of the oversight mechanisms currently in place, the Board believes that it is unnecessary to mandate in the Company’s governing documents that the Chairman serve in that capacity only and have no management duties, titles or responsibilities. The Board believes that adopting such proposal would only limit the Board’s ability to select the director it believes best suited to serve as Chairman and is not in the best interests of the Company and its stockholders.

Other Matters

The Board of Directors does not intend to bring other matters before the Company’s Annual Meeting of Stockholders, except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

Additional information about Newmont, including its Annual Report on Form 10-K, is available through the Company’s web site, at www.newmont.com.

The 2006 Annual Meeting

Newmont will establish meeting procedures for the conduct of the Annual Meeting of Stockholders to ensure that there is sufficient time to address all of the items described in the Proxy Statement and to facilitate an orderly meeting. An agenda and procedures will be distributed at the beginning of the meeting describing the official business meeting and procedures for stockholders wishing to address the meeting during a stockholders assembly, which will follow the official business meeting. Time allotted to questions or comments by stockholders will be limited.

Newmont invites questions from stockholders to be addressed at the Annual Meeting. Stockholders may mail their questions to Newmont to the attention of Secretary, Newmont Mining Corporation, 1700 Lincoln Street, Denver, CO 80203 USA, or submit them to Newmont at investor.relations@newmont.com. Along with your questions, please state the number of Newmont shares you own.

If you plan to attend the Annual Meeting, please check the box on your proxy card.

We will include the results of the voting at the 2006 Annual Meeting in Newmont’s first quarter report on Form 10-Q filed with the Securities and Exchange Commission.

Appendix A

NEWMONT MINING CORPORATION

AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of Newmont Mining Corporation (the “Corporation”) has established an Audit Committee (the “Committee”) comprised of at least three directors appointed by the Board. The membership qualifications, authority, responsibility and specific duties of the Committee are described below:

MEMBERSHIP QUALIFICATIONS

To serve on the Committee, a director must be independent. To be considered independent, a director must meet the criteria for independence (a) required by the New York Stock Exchange, the Securities and Exchange Commission, and any applicable laws and regulations, and (b) established by the Board in the Corporation’s Corporate Governance Guidelines or otherwise. In addition, the director should receive no compensation from the Corporation or any of its affiliates (including fees paid directly or indirectly for any consulting or any legal, financial or other advisory services), other than director’s fees for service as a member of the Board and any committees thereof. No Committee member will serve on the audit committees of more than three public companies.

Committee members shall serve until their successors shall be duly designated and qualified. Any member may be removed at any time, with or without cause, by a majority of the Board then in office. Any vacancy in the Committee occurring for any cause may be filled by a majority of the Board then in office.

The Committee’s chairperson shall be designated by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

In addition, to serve on the Audit Committee, a director must be financially literate (or must become so within a reasonable period of time after being appointed to the Committee), as the Board interprets such qualification in its business judgment. At least one member of the Committee must qualify as an Audit Committee Financial Expert, as defined from time to time by rules and regulations of the Securities and Exchange Commission.

AUTHORITY

The Board has granted the Committee the authority herein provided, as well as the authority to investigate any activity of the Corporation and its subsidiaries. The Committee has been, and shall be, granted unrestricted access to all information and all employees have been, and shall be, directed to cooperate as requested by members of the Committee. The Committee has the authority to retain, at the Corporation’s expense, persons having special competencies (including, without limitation, legal, accounting or other consultants and experts) to assist the Committee in fulfilling its responsibilities.

PURPOSE AND RESPONSIBILITIES

The primary responsibility for financial and other reporting, internal controls, and compliance with laws and regulations, and ethics rests with the management of the Corporation. The Committee’s primary purposes are (1) to assist the Board in its oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements and corporate policies and controls, the independent public accountant’s selection, retention, qualifications, objectivity and independence, and the performance of the

Corporation’s internal audit function, and (2) to prepare the “Report of the Audit Committee” to be included in the Corporation’s annual proxy statement. The Committee will assist the Board by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established, and the audit process.

The Committee is responsible for overseeing the integrity of the financial reporting process and that the financial statements adequately represent the Corporation’s financial condition, results of operations and cash flows. Secondly, the Committee is responsible for overseeing the Corporation’s compliance with corporate policies that provide processes, procedures and standards to follow in accomplishing the Corporation’s goals and objectives. Thirdly, the Committee is responsible for understanding the Corporation’s internal control structure and areas that represent high risk for material misstatement of the financial statements.

Each of the independent public accountants, the principal accounting officer, and the lead executives of internal audit and reserves reporting shall have direct and unrestricted access to the Committee as well as the opportunity to meet with the entire Board.

The Committee shall meet no less than four times annually. Additional or special meetings may be held at the Committee’s discretion.

SPECIFIC DUTIES

In discharging its responsibilities, the Committee shall have the sole authority to, and shall, do the following:

(1)	retain and, where appropriate, terminate the Corporation’s independent public accountants,

(2)	pre-approve all auditing services and related fees and the terms thereof, including the scope of the independent public accountants’ audit examination plan, procedures and timing of the audit,

(3)	pre-approve any non-audit services (i.e., any services provided other than in connection with the audit or review of financial statements) to be rendered by the Corporation’s independent public accountants, including the terms thereof, and the fees to be paid in connection therewith, and

(4)	resolve disagreements, if any, between the Corporation’s independent public accountants and management.

The Committee may delegate to one or more members of the Committee the authority to pre-approve services to be provided by the independent public accountants. Any such pre-approval by one or more members of the Committee shall be reported to the full Committee at the next scheduled meeting. The pre-approval of auditing and non-auditing services can be done with input from, but no delegation of authority to, management.

The Committee is also expected to perform the following additional duties:

1.	Prior to the audit, review the experience and qualifications of the senior members of the independent public accountants’ audit team and the quality control procedures of the independent public accountant.

2.	Review with the director of internal audit the responsibilities, qualifications and staffing of the internal audit department, the budget and scope of the audits, any significant findings and management’s response thereto. Review the appointment, performance and replacement of the director of internal auditing.

3.	Review with the independent public accountants, the director of internal audit and management the Corporation’s policies and procedures relative to the adequacy of internal accounting and financial reporting controls, including controls over quarterly and annual financial reporting, computerized information systems and security.

4.	Make all necessary inquiries of management, the independent public accountants and the internal auditors concerning compliance with established standards of corporate conduct.

5.	Review with management, the director of internal audit and the independent public accountants (i) the Corporation’s policies with respect to risk assessment and risk management, (ii) the Corporation’s major financial risk exposures, (iii) the steps management has taken to monitor and control such exposures, and (iv) the processes followed for assessment of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

6.	Review with management and the independent public accountants risks of material misstatement due to fraud, and the processes and controls implemented by the Corporation to manage the risks.

7.	Review with management and the independent public accountants the accounting and reporting principles and practices applied by the Corporation in preparing its financial statements, including: (i) major issues regarding accounting principles and financial statement presentations including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent public accountants setting forth significant financial reporting issues, estimates and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and (iv) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

8.	Discuss with management generally the types of information (including financial information and earnings guidance) to be disclosed in earnings press releases and earnings calls, as well as to analysts and rating agencies.

9.	Prior to the release of each quarterly and annual earnings news release, discuss with management and the independent public accountants the results for the quarter or the year, including any significant transactions which occurred during the quarter or the year, any significant adjustments, management judgments and accounting estimates, new accounting policies and any disagreements between management and the independent public accountants.

10.	Prior to each annual news release reporting proven and probable reserves, review with the director of reserves reporting the Corporation’s policies, procedures and methodology regarding the reporting of proven and probable reserves and non-reserve mineralized material.

11.	Prior to the release of the annual financial statements and Annual Report on Form 10-K, meet to review and discuss with management and the independent public accountants, upon completion of their audit, the financial results for the year and the results of the audit, including (i) the Corporation’s annual financial statements and related footnotes; (ii) management’s discussion and analysis of the financial condition and results of operations; (iii) the results of the audit, including the nature and amount of unrecorded adjustments resulting from the audit; (iv) the independent public accountants’ management recommendations; (v) any significant transactions which occurred during the year; (vi) any significant adjustments; (vii) management judgments and accounting estimates; (viii) new accounting policies; (ix) all alternative treatments of financial information within generally accepted accounting principles, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and (x) any disagreements between management and the independent public accountants.

12.

Prior to the release of quarterly financial statements and Quarterly Report on Form 10-Q, meet to review and discuss with management and the independent public accountants, the Corporation’s quarterly financial statements for such quarter, including (i) the financial statements and related footnotes, (ii) management’s discussion and analysis of the financial condition and results of operations, (iii) the result of the quarterly review, including the nature and amount of unrecorded adjustments resulting from the review, (iv) any significant transactions which occurred during the quarter, (v) any significant adjustments, (vi) critical accounting policies and practices, (vii) new accounting policies, (viii) all alternative treatments of financial information within generally accepted accounting principles, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent public accountants, and (ix) any disagreements between management and the independent public accountants.

13.	At least annually, (i) obtain and review from the independent public accountants a written statement delineating all their relationships with the Corporation, consistent with the Independence Standards Board Standard I, which is to include all non-audit services provided and related fees and (ii) discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the accountants and take appropriate action to satisfy itself as to the independence of the accountants.

14.	At least annually, (i) obtain and review a written report by the independent public accountants describing (a) the firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting any independent audit carried out by the firm, and any steps taken to deal with any such issues, and (ii) review the independent public accountants’ work throughout the year, including obtaining the opinions of management and the Corporation’s internal auditors. Based upon the foregoing, (i) evaluate the independent public accountants’ (including the engagement partner’s) performance and (ii) present the Committee’s conclusions to the full Board.

15.	Prepare the “Report of the Audit Committee” included in the Corporation’s annual proxy statement. Such report is to include:

•	That matters required by Statement on Auditing Standards No. 61 have been discussed with the independent public accountants;

•	That the independence of the independent public accountants has been discussed with them;

•	That the audited financial statements have been reviewed and discussed with management; and

•	The Committee’s recommendation with regard to the audited financial statements.

16.	Meet periodically and separately with each of management, the internal auditors and the independent public accountants.

17.	Review and evaluate the internal auditors’ work throughout the year, and present the Committee’s conclusions to the full Board.

18.	At least quarterly, review with the independent public accountants difficulties or problems encountered in the course of any audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

19.	Set clear hiring policies for employees or former employees of the independent public accountants in accordance with applicable laws and regulations.

20.	Take such action as necessary to assure the rotation of the engagement audit partner at least every five years or such other period as may be required under applicable law.

21.	Establish procedures for processing internal complaints regarding accounting, internal controls or auditing matters, and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing practices.

22.	Conduct an annual performance self-evaluation of the Committee.

23.	Apprise the Board regularly of significant developments in the course of performing the above duties, including reviewing with the full Board any issues that arise with respect to the quality or integrity of the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent public accountants, or the performance of the internal audit function.

24.	Review and reassess the adequacy of this charter on an annual basis and submit any proposed revisions to the Board for consideration and approval.

Approved by the Board of Directors, as revised, on July 27, 2005.

PROXY

NEWMONT MINING CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

APRIL 25, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEWMONT MINING CORPORATION

The undersigned, a holder of record shares of common stock, par value $1.60 per share of Newmont Mining Corporation at the close of business on March 1, 2006 (the “Record Date”), hereby appoints Richard T. O’Brien, Britt D. Banks and Sharon E. Thomas, and each or any of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of Newmont Mining Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 1:00 p.m. local time on Tuesday, April 25, 2006 in the Hershner Room, 1700 Lincoln Street, Denver, Colorado and any adjournments thereof, upon the matters listed on the reverse side hereof. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU VOTE ONE OF THE THREE WAYS DESCRIBED BELOW.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

or

2.	Call toll free 1-866-540-5760 on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

3.	Vote by Internet at our Internet Address: http://www.proxyvoting.com/nem

PLEASE VOTE

THE BOARD OF DIRECTORS’ RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2, AND “AGAINST” ITEM 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item 1.	Election of Directors		FOR ALL ☐	WITHHELD FOR ALL ☐			FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees: 01 G.A. Barton, 02 V.A. Calarco, 03 N. Doyle, 04 V.M. Hagen, 05 M.S. Hamson, 06 L.I. Higdon, Jr., 07 P. Lassonde,	08 R.J. Miller, 09 W.W. Murdy, 10 R.A. Plumbridge, 11 J.B. Prescott, 12 D.C. Roth, 13 S. Schulich, and 14 J.V. Taranik			Item 2.	Ratify Appointment of Independent Auditors.
							FOR	AGAINST	ABSTAIN
					Item 3.	Stockholder Proposal regarding Independent Board Chairman.	☐	☐	☐
FOR ALL EXCEPT NOMINEES WRITTEN IN THE SPACE PROVIDED BELOW. _______________________________

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof.

By execution of the Proxy, the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the Annual Meeting.

Proxies can only be given by Newmont Mining common stockholders of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When the shares of Newmont Mining common stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Signature	Signature	Dated	__________________, 2006

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/nem Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

VOTING INSTRUCTION FORM

DIRECTION GIVEN BY REGISTERED HOLDERS OF

EXCHANGEABLE SHARES OF NEWMONT MINING CORPORATION

OF CANADA LIMITED FOR THE APRIL 25, 2006 ANNUAL

MEETING OF STOCKHOLDERS OF NEWMONT MINING CORPORATION

The undersigned, having read the Notice of Annual Meeting (the “Annual Meeting”) of stockholders of Newmont Mining Corporation (the “Company”) to be held in the Hershner Room, 1700 Lincoln Street, Denver, Colorado, U.S.A., on Tuesday, April 25, 2006, at 1:00 p.m. local time, the Proxy Statement, and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct Computershare Investor Services Inc. (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of February 16, 2002, among the Company, Newmont Mining Corporation of Canada Limited and the Trustee, as follows:

PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE “FOR” ITEMS 1 AND 2 BELOW AND “AGAINST” ITEM 3 BELOW, AND, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, TO VOTE IN ITS DISCRETION.

(Please select one of A, B or C)

A. ☐	Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

(Please complete the following only if you have selected Alternative A)

1.	ELECTION OF DIRECTORS		Nominees: 01 G.A. Barton, 02 V.A. Calarco, 03 N. Doyle, 04 V. M. Hagen, 05 M.S. Hamson, 06 L.I. Higdon, Jr., 07 P. Lassonde, 08 R.J. Miller, 09 W.W. Murdy, 10 R.A. Plumbridge, 11 J.B. Prescott, 12 D.C. Roth, 13 S. Schulich, 14 J.V. Taranik
	FOR ALL	WITHHELD FOR ALL
	☐	☐
FOR ALL EXCEPT NOMINEES WRITTEN IN THE SPACE PROVIDED BELOW

2. Ratify appointment of PricewaterhouseCoopers LLP as Newmont’s independent auditors for 2006.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. Consider and act upon a stockholder proposal regarding Independent Board Chairman.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4. To vote, in its discretion, on any other business which may properly be brought before the meeting or any adjournment thereof.

(If you have selected Alternative A, please go directly to the signature line on this page)

B. ☐	Deliver a proxy card to the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of Newmont Mining Corporation of Canada Limited held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(If you have selected Alternative B, please go directly to the signature line on this page)

C. ☐	Deliver a proxy card to attend and act for and on behalf of the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of Newmont Mining Corporation of Canada Limited held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

Executed on the          day of                     , 2006.

Signature:

Print Name:

NOTES:

(1)	A shareholder has the right to appoint a person to represent him/her at the Annual Meeting by inserting in the space provided the name of the person the shareholder wishes to appoint. Such person need not be a shareholder.

(2)	To be valid, this Voting Instruction Form must be signed and deposited with Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 in the enclosed return envelope or by fax to (416) 263-9524 prior to 5:00 p.m., Toronto time, on April 24, 2006 or, if the Annual Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned Annual Meeting.

(3)	If an individual, please sign exactly as your Exchangeable Shares are registered.

(4)	If the shareholder is a corporation, this Voting Instruction Form must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed.

(5)	If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided. This Voting Instruction Form must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this Voting Instruction Form.

(6)	In many cases, Exchangeable Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Holders should, in particular, review the section entitled “Non-Registered Holders” in the accompanying Notice to Exchangeable Shareholders and carefully follow the instructions of their intermediaries.

(7)	If a share is held by two or more persons, each should sign this Voting Instruction Form.

(8)	If this Voting Instruction Form is not dated in the space provided, it is deemed to bear the date on which it is mailed to the shareholder.

NEWMONT MINING CORPORATION

Notice to Exchangeable Shareholders

Our records show that you hold Exchangeable Shares of Newmont Mining Corporation of Canada Limited (“Newmont Canada,” formerly known as Franco-Nevada Mining Corporation Limited), a Canadian company. The Exchangeable Shares provide you with economic and voting rights that are, as nearly as practicable, equivalent to those of holders of shares of common stock of Newmont Mining Corporation (the “Company”), the U.S. parent of Newmont Canada, including the right to attend and vote at meetings of the common stockholders of the Company. The Company will be holding an annual meeting (the “Annual Meeting”) of its common stockholders on April 25, 2006 to

•	Elect directors;

•	Ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Newmont’s independent auditors for 2006;

•	Consider and act upon a proposal regarding Independent Board Chairman; and

•	Transact such other business that may properly come before the meeting.

At such Annual Meeting you will have voting rights, based on the number of Exchangeable Shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the Trustee under a Voting and Exchange Trust Agreement as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting of the Company. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Form to the Trustee by 5:00 p.m., Toronto time, on April 24, 2006. The Trustee will not be obligated to act on any instructions received after that time.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Form. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on April 24, 2006.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the Voting Instruction Form in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Annual Meeting.

Non-Registered Holders

Only registered holders of Exchangeable Shares of Newmont Canada are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:

(i)	in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

(ii)	in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

Newmont Canada has distributed copies of the Notice of Meeting, the Proxy Statement and this Notice to Exchangeable Shareholders (collectively, the “meeting materials”) to Intermediaries who are required to forward these meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive meeting materials you will be given either:

(i)	a voting instruction form, which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which specifies the number of Exchangeable Shares beneficially owned by you but which is otherwise uncompleted. This voting instruction form need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the voting instruction form and deposit it with Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or by fax to (416) 263-9524 prior to 5:00 p.m., Toronto time, on April 24, 2006; or

(ii)	a voting instruction form, which must be completed and signed by you in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone).

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

A Non-Registered Holder may revoke a voting instruction form given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a voting instruction form that is not received by the Intermediary at least seven days prior to the Annual Meeting.

Information Relating to Newmont Mining Corporation

Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of the Company and you, as a holder of Exchangeable Shares, are entitled to receive dividends from the Company payable at the same time as and equivalent to, on a per-share basis, any dividends paid by the Company to holders of its shares of common stock. As a result of the economic equivalency and voting rights between the Exchangeable Shares and shares of common stock of the Company you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to the Company and not Newmont Canada. Accordingly, it is information related to the Company that is relevant to you and enclosed in this package is the Company’s Proxy Statement which we urge you to read carefully.

CDI Voting Instruction Form

[GRAPHIC]	Newmont Mining Corporation ARBN 099 065 997 Incorporated in Delaware, USA with limited liability	Share Registry: National Shareholder Services Pty Limited PO Box 7156 Hutt Street, Adelaide, 5000 South Australia, Australia

Annual Meeting of Stockholders April 25, 2006, Denver Colorado, USA		Telephone + 61 8 8232 0003 Facsimile + 61 8 8232 0072

Name	Holder ID:
Name/Address	Holding as at 1 March 2006:
Name/Address
Address
Address

1. Your Vote is Important

Your voting instructions are sought in respect of your holding of Newmont Mining Corporation (Newmont) CDIs. CHESS Depository Nominees Pty Ltd has received a proxy solicitation from the Board of Directors of Newmont and will vote the underlying shares of Newmont Common Stock in accordance with your instructions.

2. Voting Instructions

I/We being a holder of Newmont CHESS Depository Interests (CDIs) as at the record date of March 1, 2006 hereby direct CHESS Depository Nominees Pty Ltd to vote the shares underlying my/our holding at the Annual Meeting in respect of the resolutions outlined below, as follows:

TO ELECT DIRECTORS:

Please mark the boxes to indicate your directions.

		For	Against	Abstain			For	Against	Abstain
1.	Glen A. Barton	☐	☐	☐	8.	Robert J. Miller	☐	☐	☐

2.	Vincent A. Calarco	☐	☐	☐	9.	Wayne W. Murdy	☐	☐	☐

3.	Noreen Doyle				10.	Robin A. Plumbridge
4.	Veronica M. Hagen				11.	John B. Prescott
5.	Michael S. Hamson	☐	☐	☐	12.	Donald C. Roth	☐	☐	☐

6.	Leo I. Higdon, Jr	☐	☐	☐	13.	Seymour Schulich	☐	☐	☐

7.	Pierre Lassonde	☐	☐	☐	14.	James V. Taranik	☐	☐	☐

By execution of this CDI Voting Instruction Form the undersigned hereby authorises CHESS Depository Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting.

RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS NEWMONT’S INDEPENDENT AUDITORS FOR 2006.

For	Against	Abstain
☐	☐	☐

CONSIDER AND ACT UPON A STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN.

For	Against	Abstain
☐	☐	☐

3. Authorised Signature(s): This Instruction Form must be signed by the CDI holder(s), or if a corporation, in accordance with its constitution (articles) and under its Common Seal (if applicable), or under the hand of an Authorised Officer or Attorney. (Refer to notes overleaf.)

INDIVIDUALS	COMPANIES

Individual or first joint holder	Sole Director and Sole Secretary

Second joint holder	Director

Date		Common Seal
(if applicable)
Director/Secretary

In case of a query please provide:	Contact name	Daytime telephone number

4. Lodgement of Form

Please return your completed, signed form to National Shareholder Services Pty Ltd so that it is received by 5.00 pm April 21, 2006 (see over).

PLEASE REFER TO THE NOTES AND INSTRUCTIONS OVERLEAF

Notes and Instructions for Completion of CDI Voting Instruction Form

1. Your Vote is Important

Each Newmont CDI is equivalent to one tenth of one share of Newmont Common Stock, so that every ten CDIs that you hold as at the record date of March 1, 2006 entitles you to give voting directions in respect of one share of Common Stock.

CHESS Depository Nominees Pty Ltd (CDN) is the stockholder of record for the Common Stock that is represented by your CDIs. CDN will vote the underlying shares of Common Stock in accordance with the directions of CDI holders.

Please complete, sign and return the CDI Voting Instruction Form to give your voting directions.

2. To Give Your Voting Instructions

To give your voting directions, please complete Section 2 of the form (overleaf). You can complete the appropriate boxes to indicate your voting directions (either for, against or abstain) for each resolution. If you mark the abstain box, you are directing the proxy not to vote on that item. If a tick is placed in a box, your total CDI holding will be voted in that manner. You may if you wish, split your voting direction by inserting the number of CDIs you wish to vote in the appropriate box. The voting directions will be invalid if the total CDI holding shown in the For, Against and Abstain boxes is more than your total CDI holding as shown on the CDI register.

3. Instructions for Signing

You must sign the form to authorise your instructions. Please sign as follows:

INDIVIDUALS	This proxy must be signed by the CDIholder.

JOINT HOLDERS	This proxy must be signed by the CDIholders.

COMPANIES	Please ensure that the proxy is signed by:

•      the Sole Director and Sole Secretary (one signatory); or

•      a Director and the Company Secretary (two signatories); or

•      Two Directors (two signatories); as required under the constitution of your company and affix the common seal, if applicable.

POWER OF ATTORNEY	If signed under Power of Attorney, the Attorney by signing, states that no revocation of the Power has been received. Power of Attorney must have been exhibited previously with the Company or else a certified copy must accompany this form.

4. Lodgement Instructions

Your CDI Voting Instruction Form must be received by 5.00 pm April 21, 2006 otherwise it will be invalid.

Please return your form as follows:

BY MAIL TO:	HAND DELIVER TO:	BY FAX TO:

National Shareholder Services	National Shareholder Services	National Shareholder Services
PO Box 7156, Hutt Street	100 Hutt Street	(08) 8232 0072 (Australia)
Adelaide SA 5000	Adelaide SA 5000	+61 8 8232 0072 (overseas)
Australia

Further Assistance

For further assistance please contact Newmont’s CDI registry, National Shareholder Services on (08) 8232 0003 (Australia) or +61 8 8232 0003 (overseas).